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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Simon Property Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
April 4, 2007

Simon Property Group, Inc.
225 West Washington Street
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Thursday, May 10, 2007
PLACE	The Westin Indianapolis 50 South Capitol Avenue Indianapolis, Indiana 46204
ITEMS OF BUSINESS	(1) To elect a total of eleven (11) directors (seven (7) to be elected by the holders of all classes of voting securities and four (4) to be elected by the holders of Class B common stock) each to serve until the next annual meeting of stockholders.
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007.
(3) To consider a stockholder proposal to link pay to performance.
(4) To consider a stockholder proposal regarding an advisory stockholder vote on executive compensation.
(5) To consider a stockholder proposal regarding stockholder approval of future severance agreements.
(6) To transact such other business as may properly come before the meeting.
RECORD DATE	You can vote if you are a stockholder of record on March 9, 2007.
ANNUAL REPORT	Our 2006 annual report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (this is a free call in the U.S.);
(2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet; OR
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no additional postage if mailed in the United States.
Any proxy may be revoked at any time prior to its exercise at the meeting.
ADMISSION TICKET	If you plan to attend the meeting, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a bank or your broker, you need to obtain a proof of ownership from the bank or broker and bring it with you to the meeting.
By order of the Board of Directors.
April 4, 2007	James M. Barkley Secretary

Simon Property Group, Inc.
225 West Washington Street
Indianapolis, Indiana 46204

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

         Why did I receive these proxy materials?

        You are receiving these proxy materials in connection with the solicitation of proxies on behalf of the Board of Directors of Simon Property Group, Inc. ("Simon," "we," "us," "our" or the "company") for use at the annual meeting of stockholders on May 10, 2007. We are sending this proxy statement to all stockholders of record as of the close of business on March 9, 2007 beginning April 4, 2007.

What is a proxy?

        A proxy is your legal designation of another person (the "proxy") to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, Herbert Simon and David Simon, the authority to vote your shares in the manner you indicate on your proxy card.

Who is qualified to vote?

        You are qualified to vote on all matters presented to the stockholders at the meeting if you own shares of our common stock, par value $.0001 per share, Class B common stock, par value $.0001 per share, and Class C common stock, par value $.0001 per share, at the close of business on March 9, 2007. In addition, if you own shares of our Series G Cumulative Step-Up Premium Rate preferred stock at the close of business on March 9, 2007, you are entitled to vote your shares on the election of directors at the meeting.

        All of the Class B common shares are held by a voting trust as to which Melvin Simon, Herbert Simon and David Simon are the voting trustees. All of the Class C common shares are owned by NID Corporation (formerly known as The Edward J. DeBartolo Corporation). The Board is not soliciting proxies in respect of the Class B common shares or the Class C common shares, although we expect those shares will be represented at the meeting.

How many shares may vote at the meeting?

        On March 9, 2007, there were outstanding 223,375,715 shares of common stock, 8,000 shares of Class B common stock, 4,000 shares of Class C common stock and 3,000,000 shares of Series G preferred stock. As a result, a total of 226,387,715 shares are entitled to vote (which we refer to in this proxy statement as the "voting shares") on the election of directors at the meeting and a total of 223,387,715 shares are entitled to vote on all other matters presented to stockholders at the meeting.

How many shares must be present to hold the meeting?

        The presence at the meeting in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 113,193,858 voting shares, will constitute a quorum for the transaction of business.

What is the difference between a "stockholder of record" and a "street name" holder?

        These terms describe how your shares are held. If your shares are registered directly in your name with Mellon Investor Services LLC, the company's transfer agent, you are a "stockholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

How do I vote my shares?

        If you are a "stockholder of record," you have several choices. You can vote your proxy:

  •
  By mailing in the enclosed proxy card or voting instruction card;

  •
  Over the telephone; or

  •
  Via the Internet.

        Please refer to the specific instructions set forth on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identify as a stockholder.

        If you hold your shares in "street name," your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the meeting?

        If you are a "stockholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a proxy form your broker, banker, trustee or nominee, giving you the right to vote the shares at the meeting.

What do I need to do to attend the meeting in person?

        Either an admission ticket or proof of ownership of the voting stock, as well as a form of personal identification, must be presented in order to be admitted to the meeting. If you are a stockholder of record, your admission ticket is attached to your proxy card. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must bring a brokerage statement or other proof of ownership with you to the annual meeting, or you may request an admission ticket in advance by mailing a request, along with proof of your ownership of the voting stock, to Simon Property Group, Investor Relations, 225 West Washington Street, Indianapolis, Indiana 46204.

What are the Board's recommendations on how I should vote my shares?

        The Board recommends that you vote your shares as follows:

        Proposal 1:    FOR the election of the nominees for election as directors with terms expiring at the 2008 annual meeting of stockholders.

        Proposal 2:    FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2007.

        Proposal 3:    AGAINST the stockholder proposal to link pay to performance.

        Proposal 4:    AGAINST the stockholder proposal regarding an advisory stockholder vote on executive compensation.

        Proposal 5:    AGAINST the stockholder proposal regarding stockholder approval of future severance agreements.

What are my choices when voting?

        Proposal 1—You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

        Proposals 2 through 5—You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

        If you sign and return your proxy card without indicating how you want your shares to be voted, the persons named in the enclosed proxy will vote your shares as follows:

        Proposal 1:    FOR the election of the nominees for directors with terms expiring at the 2008 annual meeting of stockholders.

        Proposal 2:    FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2007.

        Proposal 3:    AGAINST the stockholder proposal to link pay to performance.

        Proposal 4:    AGAINST the stockholder proposal regarding an advisory stockholder vote on executive compensation.

        Proposal 5:    AGAINST the stockholder proposal regarding stockholder approval of future severance agreements.

How are votes withheld, abstentions and broker non-votes treated?

        Votes withheld and abstentions are deemed as "present" at the meeting, are counted for quorum purposes and, other than for Proposal 1, will have the same effect as a vote against the matter.

        A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote their shares. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be "present" with respect to any matter for which a broker does not have discretionary authority to vote and, therefore, will not be counted.

What vote is required to approve each proposal?

        Proposal 1 requires a plurality of the votes cast to elect a director; however, under our Governance Principles, a nominee who receives more "withhold" votes than "for" votes will be required to tender his or her resignation to the Governance Committee. For more information on this subject, see "Corporate Governance Matters—Majority Vote Standard for Election of Directors" beginning on page 7 of this proxy statement.

        Proposal 2 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the meeting.

        Proposal 3 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the meeting.

        Proposal 4 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the meeting.

        Proposal 5 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the meeting.

        All shares entitled to vote at the meeting are entitled to one vote per share. The voting trustees for the Class B common shares have informed us that they intend to vote the Class B common shares in favor of the seven nominees for director to be elected by holders of voting shares named below and the four nominees for Class B director named below.

Why did I receive more than one proxy card or voting instruction card?

        You will receive multiple cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or are in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card and voting instruction card you receive.

Can I change my vote after I have mailed in my proxy card?

        You may revoke your proxy by doing one of the following:

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  By sending a written notice of revocation to the Secretary of the company at 225 West Washington Street, Indianapolis, Indiana 46204 that is received prior to the meeting, stating that you revoke your proxy;

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  By signing a later-dated proxy card and submitting it so that it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

  •
  By attending the meeting and voting your shares in person.

What happens if additional matters are presented at the annual meeting?

        Other than the items of business described in this proxy statement, we know of no other business to be transacted at the meeting. If other matters requiring a vote do arise, the persons named in the enclosed proxy, Herbert Simon and David Simon, will have the discretion to vote on those matters for you.

Who will count the votes?

        Representatives from our transfer agent, Mellon Investor Services LLC, will count the votes and serve as our inspectors of election. The inspectors will be present at the meeting.

Will the meeting be accessible to disabled persons?

        The Westin Indianapolis is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation will also be offered upon request. Please call us at least five days in advance at 317-685-7330 if you require either of these services or other special accommodations.

How can I review the list of stockholders entitled to vote at the meeting?

        A list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our offices at 225 West Washington Street, Indianapolis, Indiana. If you would like to view the stockholder list, please contact our Secretary to schedule an appointment.

Who pays the cost of this proxy solicitation?

        We will pay the cost of preparing, assembling, and mailing the proxy material. We will also request banks, brokers and other holders of record to send the proxy material to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so. In addition, we have hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie Partners a fee of $10,000 for its services.

Is this proxy statement the only way that proxies are being solicited?

        In addition to mailing these proxy materials, certain employees or other representatives of the company may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of voting securities of the company as of March 9, 2007. Unless otherwise indicated in the footnotes, shares are owned directly, and the indicated person has sole voting and investment power.

	Shares(1)			Series G Preferred
Name and Address of Beneficial Owner	Number of Shares		%(2)	Number of Shares	%
Melvin Simon & Associates, Inc., et al.(3) 115 W. Washington Street Indianapolis, IN 46204	34,935,209	(4)	13.8%	n/a
Edward J. DeBartolo, Jr., et al.(5) 15436 North Florida Avenue, Suite 200 Tampa, FL 33613	15,481,338	(6)	6.5%	n/a
Capital Research and Management Company, et. al.(7) 333 South Hope Street Los Angeles, CA 90071	n/a			200,000	6.7%
Morgan Stanley(8) 1585 Broadway New York, NY 10036	11,968,273		5.4%	n/a
Barclays Global Investors, NA, et. al.(9) 45 Fremont Street San Francisco, CA 94105	11,361,537		5.1%	n/a
The Vanguard Group, Inc.(10) 100 Vanguard Boulevard Malvern, PA 19355	13,311,775		6.0%	n/a

(1)
Shares include shares of common stock, Class B common stock and Class C common stock. Upon the occurrence of certain events, Class B common stock and Class C common stock convert automatically into common stock (on a share-for-share basis). The amounts in the table also include common shares that may be issued upon the exchange of units as well as the exercise of stock options. Units held by limited partners are exchangeable either for common shares (on a one-to-one basis) or for cash.

(2)
Assumes the exercise of stock options and exchange of units for common shares by the subject holder only.

(3)
This group consists of Melvin Simon & Associates, Inc. ("MSA"), wholly owned subsidiaries of MSA, Melvin Simon, Herbert Simon, David Simon and MH Holdings, Inc. Melvin Simon, Herbert Simon and David Simon are our directors and executive officers. MSA is owned 69.06% by Melvin Simon and 30.94% by Herbert Simon. MH Holdings, Inc. is owned 50% by Melvin Simon and 50% by Herbert Simon. 3,192,000 shares of common stock and 8,000 shares of Class B common stock owned by the group are held by voting trusts as to which Melvin Simon, Herbert Simon and David Simon are the voting trustees.

(4)
Includes 4,493,330 shares of common stock currently outstanding; 30,083,879 shares of common stock issuable upon exchange of units; 350,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days; and 8,000 shares of Class B common stock. Does not include 4,472,576 shares of common stock issuable upon exchange of units held by members of the Simon Family other than Melvin Simon, Herbert Simon, and David Simon or units held by trusts for the benefit of members of the Simon family over which MSA, Melvin Simon, Herbert Simon and David Simon do not have voting or dispositive power.

(5)
The beneficial owners of the securities are Edward J. DeBartolo, Jr., NID Corporation, directly or indirectly, members of the DeBartolo family, and trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests.

(6)
Includes 15,477,338 shares of common stock issuable upon exchange of units and 4,000 outstanding shares of Class C common stock. Does not include 1,028 shares of common stock or 30,000 shares of common stock issuable upon exchange of units held by M. Denise DeBartolo York over which Edward J. DeBartolo, Jr. and NID Corporation do not have voting or dispositive power.

(7)
Based solely on information provided by Capital Research and Management Company and The Income Fund of America, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007. Capital Research and Management Company has sole power to dispose of 200,000 shares of Series G preferred stock, but no power to vote such shares. Capital Research and Management Company disclaims its beneficial ownership of these shares. The Income Fund of America, Inc. has the power to vote the 200,000 shares of Series G preferred stock, but has no power to dispose of such shares.

(8)
Based solely on information provided by Morgan Stanley in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2007. Morgan Stanley has sole voting power with respect to 8,374,713 shares of common stock and shared voting power with respect to 2,396 shares. Morgan Stanley has the sole power to dispose of 11,968,273 shares of common stock. The Schedule 13G reflects the securities beneficially owned by certain operating units of Morgan Stanley and its subsidiaries and affiliates.

(9)
Based solely on information provided by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, and Barclays Global Investors Japan Limited in a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007. The shares reported are held in trust accounts of an investment trust for the economic benefit of the beneficiaries of those accounts. The Barclays entities collectively have the sole power to vote 10,343,650 shares of common stock and to dispose of 11,361,537 shares.

(10)
Based solely on information provided by The Vanguard Group, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. The Vanguard Group, Inc. has the sole power to vote 229,206 shares of common stock and dispose of 13,311,775 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 299,206 shares of common stock and directs the voting of those shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that during the year ended December 31, 2006 all applicable Section 16(a) filing requirements were met.

CORPORATE GOVERNANCE MATTERS

Policies on Corporate Governance

        Our Board believes that good corporate governance is important to ensure that the company is managed for the long-term benefit of its stockholders. In recent years, we implemented and have continued to refine our corporate governance practices and procedures. During the past year, the Board reviewed our Governance Principles, the written charters for each of the five standing committees of the Board and our Code of Business Conduct and Ethics and amended them as appropriate to reflect new policies or practices. The current version of each of these documents is available on our internet website, www.simon.com, in the About Simon/Investor Relations/Corporate Governance section, and will be provided in print without charge upon written request to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204. The Board expects these documents will continue to change as requirements or best practices in this area evolve.

        We will also either disclose on Form 8-K or post on our internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

Director Independence

        As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the New York Stock Exchange listing rules. These standards are set forth in our Governance Principles and are included in this proxy statement as Appendix A. The Board has affirmatively determined that each of the seven nominees for director to be elected by the holders of voting shares, and Fredrick W. Petri and M. Denise DeBartolo York, current directors appointed by the holder of Class C common shares, meets these categorical standards and is independent.

        In making its determination, the Board considered the following relationships which certain directors have with us:

  •
  Mr. Bayh's relationship with a law firm to whom we paid less than $10,000 for legal services during 2006;

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  Mr. Smith's position with his employer, which has provided investment banking services to us and is a member of the syndicate of banks that provides our unsecured credit facility;

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  Ms. DeBartolo York's relationship with other members of the DeBartolo family and related persons who control NID Corporation (formerly known as the Edward J. DeBartolo Corporation) and who, in the aggregate, represent one of our principal stockholders and the holder of all of our Class C common shares.

        The Board concluded that none of these relationships would interfere with the ability of the director to be independent from management and to act in our best interests and the interests of our stockholders.

Majority Vote Standard for Election for Directors

        Our Governance Principles require that any director who, in an uncontested election, receives a greater number of "withhold" votes than "for" votes promptly tender his or her resignation to the Chairman of the Governance Committee. The

Governance Committee will promptly consider the resignation and will recommend to the Board whether to accept or reject it. Both the Governance Committee and the Board will consider all factors they deem relevant in the exercise of their fiduciary duties, including, without limitation:

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  the director's qualifications, length of service, and contributions to the company;

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  the stated reasons why the stockholders withheld their votes for the director; and

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  our Governance Principles.

        The Board will act on the recommendation within 90 days after the vote is certified, unless the action to be taken would cause the company to fail to meet any applicable requirement of the Securities and Exchange Commission or the New York Stock Exchange. The affected director cannot participate in any part of the process. We will disclose the Board's decision on a Form 8-K furnished to the Securities and Exchange Commission promptly after the decision, including a full explanation of the process by which the decision was reached and, if applicable, the reasons why the Board rejected the director's resignation.

        In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Nominations for Directors

        The Nominating Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Nominating Committee should send such recommendation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Nominating Committee. Any such recommendation should include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the advance notice requirements set forth in our By-Laws.

        Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four boards of public companies, including our Board. In recommending candidates to the Board for election as directors, the Nominating Committee will consider the foregoing minimum qualifications as well as each candidate's credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as areas that are relevant to our business activities.

Communications with the Board

        The Board has implemented a process by which our stockholders and other interested parties may communicate with one or more members of our Board, its committees or the independent directors as a group in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.

Conflict of Interest Policy

        On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to our Code of Business Conduct and Ethics, the Audit Committee is charged with approving or ratifying any conflict of interest involving directors or executive officers or their related persons and the company. Our general counsel is charged with reviewing any conflict of interest involving any other employee.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings and Attendance

        Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer, other officers and our Lead Independent Director, by reviewing materials provided to them, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the annual meeting of stockholders. All directors attended the 2006 annual meeting. During 2006, the Board of Directors met four times and had five standing committees. Those committees consisted of an Audit Committee, a Compensation Committee, a Governance Committee, a Nominating Committee and an Executive Committee. During 2005, all directors participated in 75% or more of the aggregate number of meetings of the Board and the committees on which they served.

Executive Sessions of Independent Directors

        The independent directors meet in executive session without management present following each regularly scheduled Board meeting. In addition, the Board has designated J. Albert Smith, Jr. as Lead Independent Director. In such capacity, Mr. Smith presides over the executive sessions and serves as a liaison between the independent directors and the senior management team.

Committee Membership

        The table below provides membership and meeting information for each of the committees of the Board.

Name	Audit		Compensation		Governance		Nominating	Executive
Birch Bayh					X		X
Melvyn E. Bergstein			X	*			X
Linda Walker Bynoe			X		X
Karen N. Horn, Ph.D.			X		X	*
Reuben S. Leibowitz	X		X
Fredrick W. Petri	X		X
David Simon								X
Herbert Simon								X
Melvin Simon								X	*
J. Albert Smith, Jr.**	X	*			X		X
Richard S. Sokolov								X
Pieter S. van den Berg	X
M. Denise DeBartolo York							X
2006 Meetings	9		5		1		1	0

    *Chair
    **Lead Independent Director.

The Audit Committee

        The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, subject to stockholder ratification, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears on pages 21 and 22 of this proxy statement. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the New York Stock Exchange, the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

        The Board of Directors has determined that all current members of the Audit Committee qualify as an "audit committee financial expert" as defined by rules of the Securities and Exchange Commission.

The Compensation Committee

        The Compensation Committee (1) sets remuneration levels for our executive officers, (2) reviews significant employee benefit programs, (3) establishes and administers our executive compensation programs and our stock incentive plan, (4) discusses with management the Compensation Discussion and Analysis ("CD&A")

and, if appropriate, recommends its inclusion in our annual report on Form 10-K and proxy statement and (5) issues the report on its activities which appears on page 30 of this proxy statement. The CD&A begins on page 31 of this proxy statement. The Compensation Committee has authority to retain the advice and assistance of compensation consultants and legal, accounting or other advisors. Our Charter requires that the Compensation Committee have at least one member be elected by holders of the Class B common shares and at least one member be elected by holders of the Class C common shares. The charter of the Compensation Committee requires that each member meet the independence requirements of the New York Stock Exchange. The holders of Class B common shares have waived their right to elect a member of the Compensation Committee.

The Governance Committee

        The Governance Committee addresses a broad range of issues surrounding the composition and operation of the Board, develops and recommends to the Board the Governance Principles applicable to the company and the Board, leads the Board in its annual evaluation of the Board's performance, oversees the assessment of the independence of each director and makes recommendations regarding compensation for non-employee directors. The Governance Committee has the authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance Committee requires that each member meet the independence requirements of the New York Stock Exchange.

The Nominating Committee

        The Nominating Committee nominates persons to serve as directors and, in consultation with the Governance Committee and in accordance with our Governance Principles, proscribes appropriate qualifications for Board members. Members of the Nominating Committee are responsible for screening director candidates, but may solicit advice from our Chief Executive Officer and other members of the Board. Our Charter requires that the Nominating Committee have five members, with two members appointed by the Class B common shares and one member appointed by the Class C common shares. The members of the Nominating Committee who are appointed by the holders of the Class B common and Class C common shares have the sole right to nominate the directors to be elected by such holders. Each member of the Nominating Committee meets the independence requirements of the New York Stock Exchange.

The Executive Committee

        The Executive Committee approves the acquisition and disposition of real property and authorizes the execution of certain contracts and agreements relating to transactions having an aggregate value of less than $100,000,000, including those related to the borrowing of money by the company. The charter of the Executive Committee authorizes the committee to exercise all other powers of the Board of Directors except for matters specifically reserved to the Board, those involving more than $100,000,000 and except where action by "independent directors" (as discussed more fully on page 55) is required. A full report of Executive Committee actions is rendered to the Board at each meeting.

        At the meeting of directors to be held following the meeting, the Board will reappoint members of the Board to the five standing committees.

ITEM 1—ELECTION OF DIRECTORS

        The holders of voting shares will elect seven directors, and the holders of Class B common shares will elect four directors. The holders of Class C common shares have the right to elect two directors; however, they have not yet nominated persons for the two Class C director positions. Each director will serve until the 2008 annual meeting of stockholders and until his or her successor has been elected.

        Pursuant to our Governance Principles, any director who receives a greater number of "withhold" votes than "for" votes is required to promptly tender his or her resignation. See "Corporate Governance—Majority Vote Standard for Election of Directors" above for more details of this Governance Principle.

        The shares of Class B common stock are held by a voting trust that is obligated to elect Melvin Simon, Herbert Simon and David Simon as directors.

        Our employment agreement with Richard S. Sokolov contemplates that he will be elected to the Board of Directors and holders of Class B common shares have agreed to elect Mr. Sokolov to the Board.

        The persons named in the enclosed proxy intend to vote the proxy for the election of each of the nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees.

        The Board of Directors unanimously recommends that stockholders vote FOR the election of the nominees named below.

        We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board.

        The names, principal occupations and certain other information about the nominees for director are set forth on the following pages.

Security Ownership of Directors and Officers

        As of March 9, 2007, the nominees and our named executive officers:

  •
  owned beneficially the number and percentage of shares of common stock, Class B common stock and Class C common stock treated as a single class indicated; and

  •
  owned beneficially the indicated number and percentage of partnership units ("units"), in our majority-owned and controlled subsidiary, Simon Property Group L.P., which are exchangeable for common shares.

        Unless otherwise indicated in the footnotes, common shares or units are owned directly, and the indicated person has sole voting and investment power.

        No nominee or named executive officer beneficially owns any shares of a series of preferred stock of the company that has the right to vote on any matter presented to stockholders at the meeting.

Name and Age as of the May 10, 2007 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 9, 2007

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

Birch Bayh	79
		Partner in the Washington, D.C. law firm of Venable LLP (or its predecessor) since 2001. Mr. Bayh was a partner in the law firm of Oppenheimer Wolff & Donnelly LLP from 1998 to 2001 and served as a United States Senator from Indiana from 1963 to 1981. A director of the Company or its predecessor since 1993. Member of our Governance and Nominating Committees.	Shares: 25,369 Percent of Shares: * Units: 0 Percent of Units: —

Melvyn E. Bergstein	65
		Chairman of Diamond Management & Technology Consultants, Inc. and its predecessors since 1994 and Chief Executive Officer from 1994 to 2006. Prior to co-founding Diamond, Mr. Bergstein served in several capacities throughout a 22-year career with Arthur Andersen LLP's consulting division. Our director since 2001. Member of our Compensation and Nominating Committees.	Shares: 23,078 Percent of Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

Linda Walker Bynoe	54
		President and Chief Executive Officer of Telemat Ltd., a management consulting firm, since 1995 and prior to that Chief Operating Officer since 1989. Ms. Bynoe served as a Vice President-Capital Markets for Morgan Stanley from 1985 to 1989, joining the firm in 1978. Ms. Bynoe serves as a director of Anixter International, Inc., Northern Trust Corporation and Prudential Retail Mutual Funds. Our director since 2003. Member of our Compensation and Governance Committees.	Shares: 8,588 Percent of Shares: * Units: 0 Percent of Units: —

Karen N. Horn, Ph.D.	63
		Senior Managing Director of Brock Capital Group since 2003. Retired President, Global Private Client Services and Managing Director, Marsh, Inc., a subsidiary of MMC, having served in these positions from 1999 to 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. Ms. Horn serves as a director of Eli Lilly and Company, Fannie Mae and T. Rowe Price Mutual Funds. She is also Vice Chairman of the U.S. Russia Investment Fund, a presidential appointment, and a member of the Executive Committee of the National Bureau of Economic Research. Our director since 2004. Member of our Compensation and Governance Committees.	Shares: 6,579 Percent of Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

Reuben S. Leibowitz	59
		Managing Director of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the Company in 2004. Our director since 2005. Member of our Audit and Compensation Committees.	Shares: 9,582(7) Percent of Shares: * Units: 0 Percent of Units: —

J. Albert Smith, Jr.	66
		President of Chase Bank in Central Indiana and Managing Director of JPMorgan Private Bank since 2005. Mr. Smith was President of Bank One Central Indiana from 2001 to 2005; Managing Director of Bank One Corporation from 1998 to 2001; President of Bank One, Indiana, NA from 1994 to 1998; and President of Banc One Mortgage Corporation from 1974 to 1994. A director of the Company or its predecessor since 1993. Lead Independent Director and member of our Audit, Governance and Nominating Committees.	Shares: 21,274 Percent of Shares: * Units: 0 Percent of Units: —

Pieter S. van den Berg	61
		Advisor to the Board of Managing Directors of PGGM, the pension fund of the healthcare and social work sector in the Netherlands, from 1999 to 2006. Mr. van den Berg was Director of Controlling of PGGM from 1991 to 1999. Our director since 1998. Member of our Audit Committee.	Shares: 3,078 Percent of Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK

Melvin Simon	80
		Co-Chairman of the Board of the Company or its predecessor since 1995. Chairman of the Board of the Company's predecessor from its incorporation in 1993 to 1995. Co-Chairman of the Board of Melvin Simon & Associates, Inc. ("MSA"), a company Mr. Simon founded in 1960 with his brother, Herbert Simon. Member of our Executive Committee.	Shares: 34,935,209(8) Percent of Shares: 13.8% Units: 30,091,879(9) Percent of Units: 10.7%

Herbert Simon	72
		Co-Chairman of the Board of the Company or its predecessor since 1995. Mr. Simon was Chief Executive Officer and a director of the Company from its incorporation in1993 to 1995. Mr. Simon serves on the Board of Governors for the National Basketball Association and as Co-Chairman of the Board of MSA. Member of our Executive Committee.	Shares: 34,935,209(8) Percent of Shares: 13.8% Units: 30,091,879(9) Percent of Units: 10.7%

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK (continued)

David Simon	45
		Chief Executive Officer of the Company or its predecessor since 1995 and a director of the Company or its predecessor since incorporation in 1993. President of the Company's predecessor from 1993 to 1996. Executive Vice President of MSA from 1990 to 1993. From 1988 to 1990, Mr. Simon was Vice President of Wasserstein Perella & Company. The son of Melvin Simon and the nephew of Herbert Simon. Member of our Executive Committee.	Shares: 34,935,209(8) Percent of Shares: 13.8% Units: 30,091,879(9) Percent of Units: 10.7%

Richard S. Sokolov	57
		President and Chief Operating Officer and a director of the Company or its predecessor since 1996. President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessor in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986. Member of our Executive Committee.	Shares: 660,178(10) Percent of Shares: * Units: 60,835 Percent of Units: *

CURRENT DIRECTORS WHO ARE NOT NOMINEES

Fredrick W. Petri	60
		Mr. Petri is currently a Class C Director, Partner of Petrone, Petri & Company, a real estate investment firm Mr. Petri founded in 1993, and President and an officer of Housing Capital Company since its formation in 1994. Prior to that, an Executive Vice President of Wells Fargo Bank, where for over 20 years he held various real estate positions. A director of the Company or its predecessor since 1996. Member of our Audit and Compensation Committees.	Shares: 42,338 Percent of Shares: * Units: 0 Percent of Units: —

M. Denise DeBartolo York	56
		Ms. York is currently a Class C Director. Chairman of The DeBartolo Corporation, owner of the San Francisco 49ers. Ms. York was Chairman of The Edward J. DeBartolo Corporation from 1994 to 2001, also serving in other executive capacities. A director of the Company or its predecessor since 1996. Member of our Nominating Committee.	Shares: 31,028(11) Percent of Shares: * Units: 30,000 Percent of Units: *

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Stephen E. Sterrett	51
		Our Executive Vice President and Chief Financial Officer. Mr. Sterrett joined MSA in 1988 and held various positions with MSA until 1993 when he became our Senior Vice President and Treasurer. He was named Chief Financial Officer in 2001.	Shares: 107,426 Percent of Shares: * Units: 0 Percent of Units: —

James M. Barkley	55	Our General Counsel and Secretary. Mr. Barkley joined MSA in 1978 as a staff attorney and was named Assistant General Counsel in 1984. He was named General Counsel in 1992 and Secretary in 1993.	Shares: 122,362 Percent of Shares: * Units: 0 Percent of Units: —

Gary M. Lewis	48
		Our Senior Executive Vice President and President-Leasing. Mr. Lewis joined MSA in 1986 and held various positions until 2002 when he became our Executive Vice President of Leasing. He was named Senior Executive Vice President and President-Leasing in 2006.	Shares: 54,486 Percent of Shares: * Units: 0 Percent of Units: —

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP(7),(11),(12)

20 Persons	Shares: 36,832,730 Percent of Shares: 14.5% Units: 30,757,338 Percent of Units: 10.9%

*
Less than one percent

(1)
All listed directorships are held in companies with securities registered under Section 12 of the Exchange Act or in companies registered as investment companies under the Investment Company Act of 1940, as amended, The U.S. Russia Investment Fund (Ms. Horn).

(2)
Includes the following common shares that may be purchased pursuant to stock options that are exercisable within 60 days: Birch Bayh—13,500; David Simon—350,000; Richard S. Sokolov—150,000; James M. Barkley—5,000; and all directors and executive officers as a group—518,500.

(3)
Includes the following common shares that may be received upon exchange of units held by the following persons on March 9, 2007: Melvin Simon, Herbert Simon, David Simon, MSA and affiliates of MSA—30,091,879; Richard S. Sokolov—60,835; M. Denise DeBartolo York—30,000; and all directors and executive officers as a group—30,757,338. Units held by limited partners are exchangeable either for common shares (on a one-to-one basis) or for cash.

(4)
Includes the following restricted shares which are subject to vesting requirements: Birch Bayh—2,079; Melvyn E. Bergstein—2,079; Linda Walker Bynoe—1,762; Karen N. Horn, Ph.D.—2,004; Reuben S. Leibowitz—1,512; J. Albert Smith, Jr.—2,413; Pieter S. van den Berg—1,012; David Simon—36,769; Richard S. Sokolov—41,769; Fredrick W. Petri—1,012; M. Denise DeBartolo York—1,012; Stephen E. Sterrett—27,111; James M. Barkley—27,532; Gary M. Lewis—29,236; and all directors and executive officers as a group—233,812. Includes shares acquired through the reinvestment of dividends on shares held in the Director Deferred Compensation Plan.

(5)
At March 9, 2007, there were 223,375,715 shares of common stock, 8,000 shares of Class B common stock and 4,000 shares of Class C common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock and Class C common stock convert automatically into common stock (on a share-for-share basis). These percentages assume the exercise of stock options and exchange of units for common shares only by the applicable beneficial owner.

(6)
At March 9, 2007, there were 281,213,000 outstanding units of which we owned, directly or indirectly, 223,387,715 or 79.4%. These percentages assume that no units are exchanged for common shares.

(7)
Does not include 3,000 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.

(8)
Includes common shares, exercisable stock options and units owned by Melvin Simon, Herbert Simon and David Simon, MSA, affiliates of MSA and MH Holdings, Inc. See "PRINCIPAL STOCKHOLDERS."

(9)
Includes units owned by Melvin Simon, Herbert Simon, David Simon, MSA and affiliates of MSA.

(10)
Includes 317,548 shares of common stock pledged as security for a margin account.

(11)
Does not include common shares and units held by Edward J. DeBartolo, Jr. and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

(12)
Does not include common shares and units held by members of the Simon family other than Melvin Simon, Herbert Simon and David Simon or units held by trusts for the benefit of members of the Simon family over which Melvin Simon, Herbert Simon, David Simon and MSA do not have voting or dispositive power (4,472,576 units).

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee has selected Ernst & Young LLP ("E&Y"), as our independent registered public accounting firm for 2007, subject to the approval of our stockholders.

        The Report of the Audit Committee contains information on the amount of fees paid to E&Y during 2006 and 2005. We expect that representatives of E&Y will be present at the meeting and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

        If a majority of stockholders voting on this matter do not ratify the selection, the Audit Committee will reconsider its choice taking into consideration the views of the stockholders and may, but will not be required to, appoint a different independent registered public accounting firm.

        The Board of Directors unanimously recommends that stockholders vote FOR ratification of E&Y as our independent registered public accounting firm for 2007.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is responsible for monitoring the integrity of the company's consolidated financial statements, the qualifications, performance and independence of the company's independent registered public accounting firm, the performance of the company's internal auditor and the company's compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the company's independent registered public accounting firm. The committee has four independent directors and operates under a written charter adopted by the Board. The Board has determined that each committee member is independent under the standards of director independence established under our Governance Principles, New York Stock Exchange listing standards and applicable securities laws.

        Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management's report on internal control over financial reporting. The company's independent registered public accounting firm is responsible for auditing the consolidated financial statements, expressing an opinion on the financial statements and rendering an opinion on management's report on internal control over financial reporting and the effectiveness of internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

        We held nine meetings during 2006. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the company's internal auditor and the independent registered public accounting firm, E&Y.

        We discussed with the company's internal auditor and E&Y the overall scope and plans for their respective audits. We met with the internal auditor and E&Y, with and without management present, to discuss the results of their examinations and their evaluations of the company's internal control. We reviewed and discussed the company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board's (PCAOB) Auditing Standard No. 2, An Audit of Internal Control over Financial Reporting Performed in Conjunction With an Audit of Financial Statements.

        We discussed with management the company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company's risk assessment and risk management processes.

        We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2006 with management, the internal auditor and E&Y. We reviewed E&Y's report on our financial statements which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States. We reviewed and discussed with management, the internal auditor and E&Y, management's report on internal control over financial reporting and E&Y's report thereon. We also discussed with management, the internal auditor and E&Y the process used to support certifications by the company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the company's periodic filings with the Securities and Exchange Commission and the processes used to support management's report on internal control over financial reporting.

        We also discussed with E&Y matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        E&Y also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that E&Y is independent from the company. We also discussed with E&Y their independence from the company. When considering E&Y's independence, we considered if services they provided to the company beyond those rendered in connection with their audit of the company's consolidated financial statements and reviews of the company's quarterly unaudited consolidated financial statements and attestation on management's annual report on internal control over financial reporting and the effectiveness of internal control over financial reporting, were compatible with maintaining their independence. We concluded that the provision of such services by E&Y has not jeopardized E&Y's independence.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the company's audited consolidated financial statements for the year ended December 31, 2006 be included in the company's annual report on Form 10-K. The Committee has also selected E&Y as the company's independent registered public accounting firm for the year ended December 31, 2007 and will present the selection to the stockholders for ratification at the meeting.

        We pre-approve all audit and permissible non-audit services to be provided to the company by E&Y prior to commencement of services. We have delegated to Mr. Smith, as Chairman of the Audit Committee, authority to pre-approve specific services up to specified individual and aggregate fee amounts. These pre-approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

        The company has incurred fees as shown below for services from E&Y. E&Y has advised us that it has billed or will bill the company the below indicated amounts for the following categories of services for the years ended December 31, 2006 and 2005, respectively:

	2006	2005
Audit Fees(1)	$2,362,400	$2,797,000
Audit-Related Fees(2)	3,834,400	3,575,450
Tax Fees(3)	105,600	58,520
All Other Fees	0	0

(1)
Audit Fees include fees for the audit of the financial statements and the attestation on management's annual report on internal control over financial reporting and the effectiveness of internal control over financial reporting for the company, Simon Property Group, L.P. and certain of their subsidiaries and services associated with SEC registration statements, periodic reports, and other documents issued in connection with securities offerings.

(2)
Audit-Related Fees include audits of individual properties and schedules of recoverable common area maintenance costs to comply with lender, joint venture partner or tenant requirements and accounting consultation and due diligence services.

(3)
Tax fees include fees for international and other tax consulting services.

        The Audit Committee:

    J. Albert Smith, Jr., Chairman
    Fredrick W. Petri
    Pieter S. van den Berg
    Reuben S. Leibowitz

ITEM 3—STOCKHOLDER PROPOSAL TO LINK PAY TO PERFORMANCE

        Thomas P. V. Masiello, Administrator of the Massachusetts Laborers' Pension Fund, which holds 1,000 shares of our common stock, has informed us that he or a designated representative intends to submit the following proposal at the meeting:

Resolved:

        That the shareholders of Simon Property Group, Inc. ("Company") request that the Board of Director's Executive Compensation Committee establish a pay-for-superior-performance standard in the Company's executive compensation plan for senior executives ("Plan"), by incorporating the following principles into the Plan:

        1.     The annual incentive or bonus component of the Plan should utilize defined financial performance criteria that can be benchmarked against a disclosed peer group of companies, and provide that an annual bonus is awarded only when the Company's performance exceeds its peers' median or mean performance on the selected financial criteria;

        2.     The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria that can be benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company's performance exceeds its peers' median or mean performance on the selected financial and stock price performance criteria; and

        3.     Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement:

        We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

        We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company's performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

        We believe the Company's Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company's performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

Statement in Opposition

        The Board of Directors unanimously recommends a vote "AGAINST" adoption of this stockholder proposal for the following reasons:

        The Board of Directors and the Compensation Committee strongly support the concept of pay-for-performance in executive compensation. Our program ties a significant portion of executive compensation to achievement of challenging performance goals, including goals for Funds From Operations (FFO) and comparative measures for stockholder return. We reward executives for results that meet or exceed these goals. However, the Board and the Compensation Committee also believe it is important to maintain the flexibility to design our executive compensation programs based on a number of different measures, incentives, and objectives, including operational and strategic objectives. Superior performance is multifaceted and should not be limited to financial or stock price performance criteria benchmarked against peer group performance, as this proposal would require.

        Last year, the Securities and Exchange Commission substantially changed the compensation-related disclosure requirements for public companies. One of the new requirements, the Compensation Discussion and Analysis, must explain our executive compensation programs and the rationale for executive compensation decisions. As the Compensation Discussion and Analysis that begins on page 31 of this proxy statement describes, the Compensation Committee utilizes a variety of tools, including base salary, annual cash bonus opportunities and long-term incentives, to align the interests of executive officers with our financial, operational and strategic objectives, as well as the interests of our stockholders.

        We believe that our current executive compensation program assists in attracting and retaining results- oriented individuals and motivating them to achieve our objectives.

        In designing appropriate compensation arrangements, the Compensation Committee considers many factors, such as our internal goals, the tax and accounting consequences of various arrangements, the practices of our competitors, and prevailing pay rates. Limiting the ability to design effective and competitive compensation programs will not help us to achieve our goals. The Compensation Committee believes it should have the flexibility to structure incentive compensation awards to include an appropriate combination of corporate, individual and market-based performance criteria. Adopting a single, rigid policy would not serve our stockholders' best interests.

        The Board believes this proposal is misleading because it does not accurately describe our practices. It suggests that the Compensation Committee mechanically follows the lead of a peer group and sets "less than vigorous performance benchmarks." The Compensation Discussion and Analysis demonstrates this is not the case. The proponent also implies we have used bonuses to calculate Supplemental Executive Retirement Plans (SERP) levels "guaranteeing excessive levels of lifetime income through inflated pension payments" when the facts are we have never provided our executives with a pension plan, much less showered them with SERPs or golden parachute arrangements. Our only retirement arrangement is our 401(k) plan and executives receive the same benefits as all other participants.

        Moreover, rather than taking our actual performance into account, the proposal implies that our performance has not been superior. Just the opposite is true. Our total stockholder return was 37% for 2006 and an average of 31% for the period 2000 to 2006. We have outperformed the two major comparative indices in which our stock is included—the NAREIT Equity REIT Index and the Standard & Poor's 500 Stock Index—in each of the three, five and ten year periods ended December 31, 2006. We believe that our actual record of performance far exceeds the measures the proponent would use to gauge our performance and should be considered in determining whether this proposal is in our stockholders' best interests.

        Because our competitors do not have compensation programs like that described in the proposal, adoption of this proposal would place us at a competitive disadvantage, making it more difficult to attract and retain the exceptional management we need to continue to deliver superior performance. The proponent's plan to "benchmark"

executive compensation is both unnecessary and overly restrictive.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

ITEM 4—STOCKHOLDER PROPOSAL REGARDING ADVISORY STOCKHOLDER
VOTE ON EXECUTIVE COMPENSATION

        Jon F. Walters, Trustee of the International Brotherhood of Electrical Workers Pension Benefit Fund, which holds 6,575 shares of our common stock, has informed us that he or a designated representative intends to submit the following proposal at the meeting:

Resolved:

        That shareholders of Simon Property Group, Inc. (the "Company") urge the board of directors to adopt a policy that Company shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Company's management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement:

        In our view, senior executive compensation at Company has not always been structured in ways that best serve shareholders' interest. For example. The Corporate Library reports that as Simon Property Group's CEO, David Simon received over $2,800,000 in total compensation for Fiscal Year 2006. We are concerned about mushrooming executive compensation, which appears to be insufficiently aligned with the creation of shareholder value.

        We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareholders a clear voice that could help shape senior executive compensation.

        Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans. In our opinion, those plans, only set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. We do not think votes on such plans provide shareholders a mechanism to give companies ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49, 2004)

        Similarly, we believe performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1,000,000 are too broad and do not constrain compensation committees in setting performance targets for particular senior executives. In our opinion, withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

        Accordingly, we urge Company's board to allow shareholders to express their opinion about senior executive compensation at Company by establishing an annual referendum process. The results of such a vote would, we think, provide Company with useful information about whether shareholders view the company's senior executive compensation, as reported each year, to be in shareholders' best interests.

        For those reasons, we urge shareholders to vote FOR this proposal.

Statement in Opposition:

        The Board of Directors unanimously recommends a vote "AGAINST" adoption of this stockholder proposal for the following reasons:

        Our Compensation Committee, a committee of the Board of Directors comprised entirely of independent directors, is responsible for designing an executive compensation program that attracts, motivates, and retains the best executives for the benefit of our company.

        As the Compensation Discussion and Analysis that begins on page 31 of this proxy statement describes, the Compensation Committee utilizes a variety of tools, including base salary, annual cash bonus opportunities and long-term incentives, to align the interests of executive officers with our financial, operational and strategic objectives, as well as the interests of our stockholders.

        An advisory resolution adopted by stockholders, by its nature, would not have any legal consequence on our compensation arrangements. More importantly, an advisory vote would not provide the Compensation Committee with any meaningful insight into any specific stockholder concerns that could be addressed when considering our compensation policies.

        There are more effective means by which stockholders can communicate their concerns about our executive compensation programs or other issues. Stockholders may contact the Board, or member of the Compensation Committee as indicated on page 10 of this proxy statement.

        The proponent of this proposal argues for its adoption based on the fact that the practice is required for companies in the United Kingdom. Proposals similar to this were submitted to five U.S. companies in 2006 and none were approved. We are not aware of any U.S. company that has adopted this practice on its own initiative. Therefore, the proposal would subject us to an advisory vote requirement that other U.S. companies do not follow. We are concerned that adopting this practice alone could put us at a competitive disadvantage when seeking to attract and retain executive talent.

        We depend on the talent of our executives in the highly-competitive real estate industry. The proponents state that they are concerned about "mushrooming" executive compensation, which appears to be insufficiently aligned with the creation of stockholder value. The facts are that our executive compensation has not mushroomed, and we have created substantial stockholder value. Our total stockholder return was 37% in 2006 and an average of 31% for the period 2000 to 2006. We have outperformed two major comparative indices in which our stock is included in—the NAREIT Equity REIT Index and the Standard & Poor's 500 Stock Index—in each of the three, five and ten year periods ended December 31, 2006. We believe that our actual record of creating substantial stockholder value should be considered in determining whether this proposal is in our stockholders' best interests.

        Finally, the proponent states that David Simon received over $2,800,000 in total compensation for 2006. In fact, this was the amount we reported in 2006 for 2005. What the proponent does not point out is that only $800,000 of this amount represented David Simon's base salary. This means that two-thirds of his total compensation was tied to a combination of the Compensation Committee's evaluation of his performance and the achievement of goals for key performance measures and comparative measures for stockholder return that were achieved. The proponent also does not mention that, although the Compensation Committee determined that David Simon should have been paid a cash bonus of $1,400,000, he requested that he receive no bonus. As a result, his 2005 total compensation was lower than 81% of the chief executive officers of the other real estate companies we considered our peers.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

ITEM 5—STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER APPROVAL
OF FUTURE SEVERANCE AGREEMENTS

        Cheryl A. Derezinski, Trustee of the Trowel Trades S&P 500 Index Fund (the "Fund"), which holds 6,696 shares of our common stock, has informed us that an agent of the Fund intends to appear in person or by proxy to present the following proposal at the meeting:

Resolved:

        That the shareholders of Simon Property Group, Inc. (the "Company") urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives' base salary plus bonus. "Future Severance agreements" include employment agreements containing severance provisions, special retirement provisions and agreements renewing, modifying or extending existing such agreements. "Benefits" include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any "gross-up" tax liability; the estimated present value of special retirement provisions; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive's access is accelerated under the severance agreement; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.

Supporting Statement:

        In our opinion, severance agreements as described in this resolution, commonly known as "golden parachutes," are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

        We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive's employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option if this proposal were implemented of seeking shareholder approval after the material terms of the agreement were agreed upon.

        For those reasons, we urge shareholders to vote for this proposal.

Statement in Opposition:

        The Board of Directors unanimously recommends a vote "AGAINST" adoption of this stockholder proposal for the following reasons:

        Our Compensation Committee, a committee of the Board of Directors comprised entirely of independent directors, is responsible for designing an executive compensation program that attracts, motivates, and retains the best executives for the benefit of our company.

        As the Compensation Discussion and Analysis that begins on page 31 of this proxy statement describes, the Compensation Committee utilizes a variety of tools, including base salary, annual cash bonus opportunities and long-term incentives, to align the interests of executive officers with our financial, operational and strategic objectives, as well as the interests of our stockholders.

        This proposal appears to address compensation practices of other companies—not ours. We do not enter into employment agreements with new executives and do not provide severance benefits to them that are different from the severance policy that applies to all salaried employees. The only employment agreement that we have with an executive officer was in place with his previous employer—a company we merged with in 1996. The details of that agreement are provided on page 50 of this proxy statement.

        The payments we would make to our named executive officers in the event their employment terminates in a number of alternative scenarios are explained in detail on pages 49 to 50 of this proxy statement. We have a severance policy that applies to all salaried employees. We do not have any "change in control" or "golden parachute" arrangements. We have never provided our executives with a traditional pension plan or any supplemental retirement plans. The only retirement arrangements we have are our 401(k) plan and our Deferred Compensation Plan. Executives who participate in our 401(k) plan receive the same benefits as all other participants. As explained in the narrative following the Nonqualified Deferred Compensation table on page 47 of this proxy statement, the assets in the executive account of the Deferred Compensation Plan consist entirely of the executive's own contributions and market-rate earnings on those amounts. The only costs we incur related to either of these plans are administrative in nature.

        We have no plans to enter into any "future severance agreements with senior executives" and we believe it is unnecessary to adopt a proposal that would have no current practical effect and may have unforeseen future consequences.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee consists of the five directors named below, each of whom meets the independence standards of the company's Governance Principles, the New York Stock Exchange listing standards and applicable securities laws. We have overall responsibility for:

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  determining the compensation of the executive officers, including setting and determining achievement of established performance goals;

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  designing, with the active assistance of management and human resource experts and the committee's consultant, the company's executive compensation program;

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  administering the company's stock-based compensation plans and programs;

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  recommending any new elements of executive compensation or programs for consideration to the full Board of Directors; and

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  discussing the Compensation Discussion and Analysis required by SEC regulations with management and, if appropriate, recommending its inclusion in the company's annual report on Form 10-K and proxy statement.

        We have the authority to engage an independent compensation consultant or other advisors. We currently use Frederic W. Cook & Co., Inc., or Cook, as our independent compensation consultant. Cook does no work for management unless requested by our committee Chairman, receives no compensation from us other than for its work in advising the Compensation Committee, and maintains no other economic relationships with us.

        We held five meetings during 2006. The meetings were designed, among other things, to facilitate and encourage free and frank discussion between committee members and our consultant as well as extensive communication among committee members, executive management, and other company personnel involved in executive compensation matters.

        We reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 31 of this proxy statement. Based on our review and these discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company's annual report on Form 10-K for the fiscal year ended December 31, 2006, and proxy statement for the company's 2007 annual meeting of stockholders.

The Compensation Committee:

Melvyn E. Bergstein, Chairman
Linda Walker Bynoe
Karen N. Horn, Ph.D.
Reuben S. Leibowitz
Fredrick W. Petri

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee during 2006 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this proxy statement pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this proxy statement pursuant to SEC regulations.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The following discussion is intended to supplement the more detailed information concerning executive compensation that appears in the tables and the accompanying narrative that follow this discussion. Our goal is to provide a better understanding of our compensation practices and the decisions made concerning the compensation payable to our executive officers, including the Chief Executive Officer, or CEO, and the other executive officers named in the Summary Compensation Table, or the named executive officers.

        The Compensation Committee of our Board of Directors, referred to in this section as the committee, plays a key role in designing and administering our executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the committee. The Compensation Committee Report appears on page 30 of this proxy statement.

        In 2005, the Governance Committee of the Board of Directors engaged Frederic W. Cook & Co., Inc., or Cook, to review our director compensation program and the committee engaged Cook to act as the committee's independent compensation consultant. Cook's initial task was to conduct an assessment of the design of our executive compensation program. As explained below, that assessment had an impact on our executive compensation decisions for 2006.

Objectives

        We have the largest market capitalization of any publicly traded real estate company in North America and we own the largest portfolio by square footage of U.S. retail real estate. We depend on the knowledge, skills, experience, and talent of our senior executives in the highly-competitive real estate industry, in particular in the areas of real estate acquisitions, development, leasing and property management. The principal objectives of our executive compensation program are to:

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  maintain the team of executives who have made major contributions to our success and attract highly qualified executives to strengthen that team;

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  motivate executives to achieve objectives at the corporate and business unit level as well as individual goals; and

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  align the interests of our executives with those of our stockholders.

Principal Elements of Compensation and Total Direct Compensation

        We have designed our executive compensation program to be relatively simple. There are three major elements—base salary, annual cash incentives and equity incentives in the form of restricted stock awards.

        Although all three of these elements are integrated into our compensation program, the elements are intended to achieve different objectives:

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  base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment;

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  cash incentives provide additional motivation for the achievement of specified objectives at the corporate, business unit or individual levels; and

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  equity incentives in the form of restricted stock awards align the interests of our executives more closely with the interests of our stockholders because they are subject to achieving objective performance measures tied to our financial and stock performance and vest over a number of years, encouraging executives to remain our employees.

        Base Salaries.    The base salaries of executive officers are set at levels intended to be competitive with other companies engaged in the retail real estate industry and with other businesses of comparable size and scope that compete for executive talent. To retain and attract the level of talent necessary for our business to succeed, we expect that the base salaries should be in the upper quartile of the range of base salaries for comparable positions and tenure at other large real estate companies.

        The committee reviews base salaries of the CEO and the other executive officers annually and makes adjustments, in light of past individual performance as measured by both qualitative and quantitative facts and the potential for making significant contributions in the future. The committee generally considers individual performance factors in addition to our overall performance in a particular year in determining base salary levels.

        Cash Incentives.    For each participant, we set a bonus target, generally expressed as a percentage of base salary. Actual bonus payments may range from 0 to 200% of the target amount. Bonus targets and ranges are typically set in February of the performance year. We set specific criteria for corporate, business unit (if applicable) and individual (if applicable) objectives. The criteria may also include subjective measures of performance or financial measures such as EBITDA or other measures related to an executive's primary areas of responsibility. In the case of our executive officers, the bonus targets and criteria are approved by the committee. In the recent past, the payment of bonuses has been made subject to achievement of our overall budget for the year. We also include "stretch" levels which may justify higher payments if our performance exceeds our budget. With respect to the prior performance year, the committee determines whether the bonus criteria have been achieved at a meeting in February and bonuses are paid in March. Our annual budget, which is proposed by management and approved by the Board, includes available bonus dollars for executive officers and key employees.

        The committee approves the initial bonus allocations for the named executive officers and other executive officers and determines whether any objective bonus criteria applicable to those participants have been achieved. The committee makes a qualitative decision on David Simon's performance to determine whether he should receive his allocated bonus. The committee also considers David Simon's recommendations as to the achievement of qualitative performance criteria for the other executive officers.

        Herbert Simon and Melvin Simon, who are directors and executive officers, but not named executive officers, have never participated in any annual bonus pool.

        Equity Incentives.    Equity incentives take the form of awards under our stock-based compensation plan, the Simon Property Group, L.P. 1998 Stock Incentive Plan, or the 1998 plan, which is administered by the committee. Although the 1998 plan authorizes a variety of equity incentive awards, the only forms of awards the committee has granted have been options and restricted stock. No stock options have been granted to employees since 2001.

        The committee has created an annual stock incentive program under the 1998 plan in every year since 2002. The stock incentive program provides participants an opportunity to receive an award of restricted shares of common stock if financial and stockholder return-based performance measures for the program year are achieved. Award opportunities and performance measures are typically determined by the committee in February of the performance year. The determination of whether the performance measures have been met is typically completed in February of the year following the performance year. In the case of our executive officers, the committee retains discretion to reduce the amount of any earned awards, but does not have the discretion to increase the awards if the performance measures are not met. Until 2006, award opportunities were for a specific number of restricted shares that would be granted in the following year if the performance measures for the program year were met. Beginning with the 2006 stock incentive program, award opportunities were designated as a specific dollar value which is to be converted into shares of restricted stock if the performance measures for the program year are met. See pages 36 to 37 in this proxy statement for a more complete discussion of our 2005 and 2006 stock incentive programs.

        In recent years, the performance measures have included "target" and "stretch" levels for funds from operations (FFO) per share and a requirement for total stockholder return on our common stock to outperform recognized stock indices. In the 2005 and 2006 stock incentive programs, these indices were the Morgan Stanley US REIT Index and the S&P 500 Index.

        In the year following the performance year, any earned amounts are granted in the form of restricted shares. Once awarded, these restricted shares are subject to vesting in four equal annual installments beginning in the second year after the program year (which is the first year after the restricted shares are granted). Except as otherwise provided in the award agreement, the participant must be employed on the day prior to the vesting date to receive the restricted shares. After the award is made, participants are entitled to vote and receive distributions on unvested shares.

        Herbert Simon and Melvin Simon, who are directors and executive officers, but not named executive officers, have never participated in any stock incentive program.

        Total Direct Compensation.    The committee looks at "total direct compensation," in addition to individual elements of compensation, when assessing the competitiveness of our pay practices. Total direct compensation for a given year consists of salary, annual cash bonus earned and the value of the restricted stock award earned under the stock incentive program. Bonuses and restricted stock awards with respect to performance in a given year are paid or granted in the following year. Under the new proxy disclosure rules, annual bonuses earned in a given year but paid the following year are reflected in the Summary Compensation Table on page 41 of this proxy statement. However, restricted stock awards earned in a given year, but granted in the following year, are not reflected in the Summary Compensation Table. The amounts of total direct compensation paid to the named executive officers for 2006 and 2005 are shown in the Supplemental Table on page 43 of this proxy statement to illustrate the committee's calculation of total direct compensation earned each year.

Other Elements of Compensation

        Retirement and Health and Welfare Benefits.    We have never had a traditional or defined benefit pension plan. We maintain a 401(k) retirement plan in which all salaried employees can participate on the same terms. Our basic contribution to the 401(k) retirement plan is equal to 1.5% of the participant's compensation and for contributions made prior to January 1, 2007 becomes vested 30% after completion of three years of service, 40% after four years of service and an additional 20% after each additional year of service until fully vested after seven years. Basic contributions that we made after January 1, 2007 will vest 20% after completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant's contribution and 50% of the next 2% of the participant's contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations. The contributions we made to the 401(k) accounts of the named executive officers are shown in the All Other Compensation column of the Summary Compensation Table on page 41 and are detailed in footnote 3 to that table. Executive officers also participate in health and welfare benefit plans on the same terms as other salaried employees.

        Employment and Change-in-Control Agreements.    The only executive officer who has an employment agreement with us is Mr. Sokolov who had an employment agreement in place with his previous employer—a company we merged with in 1996. A summary of Mr. Sokolov's employment agreement appears on page 50 of this proxy statement. Our named executive officers do not participate in or benefit from any "change in control" or "golden parachute" arrangements.

        Personal Benefits.    Our executive officers receive a limited number of personal benefits. We pay the premium for employee and dependent life insurance polices, which range from $2,800 to $5,100 in premiums paid annually.

        Mr. Sokolov has maintained his residence in Youngstown, Ohio since he joined us in 1996. We provide him with an office in Youngstown, but typically Mr. Sokolov travels to our headquarters in Indianapolis on a weekly basis. We provide Mr. Sokolov with the use of charter aircraft for this travel. Until 2007, we also provided him with a housing allowance for an apartment in Indianapolis. The incremental cost of these personal benefits is disclosed in the All Other Compensation column of the Summary Compensation Table on page 41. The Compensation Committee increased his annual base salary from $700,000 to $782,000 for 2007 with part of the increase included to compensate him for the loss of the housing allowance.

        Deferred Compensation Plan.    We maintain a non-qualified deferred compensation plan that permits senior executives, key employees and directors to defer all or part of their compensation, including awards under the 1998 plan. There are separate accounts for the executives and the directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have not done either since the plan's inception. As a result, all the contributions disclosed in the Nonqualified Deferred Compensation Table on page 47 represent compensation previously earned by the executive. A participant's deferrals are fully vested, except for restricted stock awards that still have vesting requirements. Upon death or disability of the participant or our insolvency or a change in control affecting us, a participant becomes 100% vested in his account.

        The assets of this plan are held in what is commonly referred to as a "rabbi trust" arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the committee appointed to administer the plan or a change in control affecting us. For more information, see the Nonqualified Deferred Compensation Table and accompanying narrative on page 47, and the narrative discussion of the director account on page 52.

        Chelsea Incentive Plans.    When we merged with Chelsea Property Group in 2004, it had a long-term incentive plan in effect for its senior executives that covered the performance period January 2002 through December 2006. We froze the value of the plan at the time of the merger and, as a result, the participants did not earn any additional long-term incentive compensation from it for 2005 and 2006. However, this was a five-year plan and the future payout was used to retain and reward Chelsea senior executives for this entire period. A total of 16 Chelsea executives received an aggregate of $21,100,000 under the plan when it terminated at the end of 2006.

        We believe that it is still important to retain Chelsea senior executives and motivate them with long-term incentives tied to the performance of the Chelsea division. As a result, in 2005, the committee approved a new long-term incentive plan for Chelsea senior executives that covers the five-year period from January 2005 to December 2009. A total of 100,000 compensation units have been currently allocated to sixteen Chelsea senior executives. The allocation may change during the program to reflect the admission of new participants. These compensation units have values ranging from $0 to $500 per unit depending upon the performance of the Chelsea division over a five year period as measured by growth in EBITDA. This plan requires participants to maintain employment over the five-year period in order to receive full benefits.

        Stock Option and Equity Award Grant Practices.    The committee has not granted any stock options under the 1998 plan to employees since 2001 or to directors since 2002. The 1998 plan provides that the exercise price of stock options is equal to the mean between the high and low sales prices of a share of common stock as reported by the New York Stock Exchange for the grant date.

        For our annual stock incentive plan, the financial and return-based performance measures and allocations to stock incentive program participants are typically made in February of the performance year except in 2006, when these were determined in July. Our 2006 program specifies the award opportunity for each executive as a dollar value that will be converted into shares of restricted stock if the performance measures for the program year are met. The conversion into restricted shares will occur in February of the year following the performance year, and will be based on the average of the closing prices for our common stock over the ten trading day period commencing three trading days after we announce earnings for the program year. Fractional shares are rounded to the next full share.

Review of Executive Compensation Program

        At the direction of the committee, Cook undertook a comprehensive review of our executive compensation program in 2005 and a more focused review of our stock incentive program in 2006. In 2005, Cook interviewed nine of our executives to determine their views on all elements of our compensation program. In 2006, Cook interviewed 13 employees, representing a cross-section of stock incentive program participants at various levels of the organization. Through these interviews, Cook gathered information concerning our corporate culture and organization and the effectiveness of our incentives. Cook made a number of recommendations to the committee, most of which were implemented in the design of the 2006 stock incentive program.

        In December 2005, Cook reported the findings from its study of competitive pay comparisons for our top executives to the committee. Cook reviewed the potential dilution to our stockholders associated with our existing stock plans, our average annual share usage, or run rate, and a fair value transfer analysis, which measures the value of aggregate annual equity incentives as a percentage of market capitalization. Cook assessed the competitiveness of the compensation paid to our most highly-compensated executives using an analysis of third-party compensation surveys and compensation information for the executives of a group of 15 other publicly-traded REITs consisting of: Apartment Investment & Management, Archstone-Smith, Avalon Bay, Boston Properties, Developers Diversified, Duke Realty, Equity Office, Equity Residential, General Growth, Host Marriott, Kimco Realty, Macerich, Plum Creek Timber, ProLogis and Vornado Realty. Although we were the largest company in this peer group, both in terms of market capitalization and enterprise value, we believe a REIT peer group (as opposed to a group of non-real estate companies closer in size to us) is most relevant as we compete with other REITs for executive talent, customers and capital.

        Cook concluded that our base salaries for the named executives were generally in the upper quartile of the peer group and that this was consistent with our size in relation to the size of members of the peer group. Total annual cash compensation (base salary plus annual bonus) for the named executives was generally below median, with a few exceptions. Although the committee has determined that David Simon was entitled to bonuses in recent years, he declined the bonuses, increasing the pool available for other participants. Total direct compensation (total annual cash compensation plus equity incentives) for the named executive officers was generally at or below median. Our annual share usage and current potential dilution to stockholders were among the lowest of the peer group with the aggregate fair value transfer of our restricted stock awards being between the 25th percentile and the median.

        The survey data that Cook compiled for positions below the top-executive level indicated that our target structure and actual compensation were high relative to market data, largely because our recent cash and equity incentive compensation has been above target levels.

        Cook concluded that the base salaries of our executive officers were fully competitive at their current levels, with a few exceptions, and recommended some adjustments to target bonus opportunities. Cook also recommended establishing an overall equity incentive budget of 0.15% of our market capitalization which was between the 25th percentile and median for fair value transfer. The recommended budget was a slight increase from the fair value transfer for 2005 of 0.14%. Based on 2006 year-end information, our actual equity incentive budget for 2006 represented 0.102% of equity market capitalization.

2006 Compensation Decisions

        2006 Cash Incentives.    The Board of Directors approved our 2006 budget on February 3, 2006. The budget included $3,400,000 available as a target cash bonus pool amount for the twelve executive officers participating in the plan. Achievement of bonus criteria at the stretch level could result in the payment of up to $6,845,950 to those officers. As described above, the committee approved criteria for the executive officers participating in the bonus pool based on corporate, business unit and individual objectives and target amounts expressed as a percentage of their base salaries.

        On February 26, 2007, the committee determined that the bonus criteria for the executive officers had been met at the stretch level and approved payment of an aggregate amount of $4,963,644 to the eleven executive officers, excluding David Simon. The committee deferred considering David Simon's bonus until March 14, 2007 when it approved his 2006 bonus. Final adjustments to the bonuses were approved on March 26, 2007. In the case of the named executive officers, the committee's determination was based on its evaluation of the executive's performance. The committee also considered the recommendations that David Simon made with respect to the other executive officers. The amounts payable to the named executive officers for 2006 performance are shown in the Bonus column of the Summary Compensation Table on page 41.

        2005 Stock Incentive Program (Paid in 2006).    The 2005 stock incentive program had the following terms:

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  Allocations to receive awards of up to 426,750 shares of restricted stock were made in 2005 among 199 participants, including twelve executive officers.

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  The performance measures and weightings for the program year were:

Measure	Weighting
"Target" FFO per Share Goal	35%
"Stretch" FFO per Share Goal	25%
Total Stockholder Return vs. MSCI US REIT Index (meet or exceed)	25%
Total Stockholder Return vs. S&P 500 Index (meet or exceed)	15%
Total	100%
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  We are not disclosing the specific levels for the FFO performance measure because they represent our confidential financial and operating goals for the year. In 2005, the "target" FFO level was set above the FFO guidance we provided at the beginning of 2005 and the "stretch" FFO level was set above the "target" FFO level. Nonetheless, in setting these levels each year, we believe the committee has intended to make the relative difficulty of achieving them consistent from year to year. Over the past five years, as a consequence of our sustained record of superior performance, we met the "stretch" FFO level each year.

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  On February 21, 2006, the committee determined that all of the performance measures for the 2005 performance year had been achieved and awarded a total of 415,750 shares of restricted stock to the eligible recipients.

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  The committee also made a discretionary award of a total of 11,000 shares of restricted stock to eleven executives of our Chelsea division who were not participants in the Chelsea long-term incentive plan that terminated at the end of 2006 and an award of 750 shares of restricted stock to an employee who had been on disability leave.

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  The shares of restricted stock vest in four equal annual installments commencing January 1, 2007 with a continuous service requirement, except for termination of service resulting from death, disability or, in certain circumstances, retirement. Participants are entitled to vote and receive distributions on unvested shares.

        2006 Stock Incentive Program (Payable in 2007).    The 2006 stock incentive program had the following terms:

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  Initial allocations to receive grants of restricted stock were made in 2006 in the form of dollar values (as opposed to shares, which was the approach used in previous years) of $28,800,000 to a total of

    213 participants, including twelve executive officers.

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  The performance measures and weightings for the program year were the same as used in the 2005 program:

Measure	Weighting
"Target" FFO per Share Goal	35%
"Stretch" FFO per Share Goal	25%
Total Stockholder Return vs. MSCI US REIT Index (meet or exceed)	25%
Total Stockholder Return vs. S&P 500 Index (meet or exceed)	15%
Total	100%
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  We are not disclosing the specific levels for the FFO performance measure because those levels are tied to our confidential financial and operating goals for the year. In 2006, the "target" FFO levels were set above the FFO guidance we provided at the beginning of 2006 and the "stretch" FFO levels were set above the "target" FFO levels. For information concerning the operation of prior stock incentive programs and the payouts to our named executive officers, see the discussion of the 2005 Stock Incentive Program (Paid in 2006) above.

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  The 2006 stock incentive program also recognized evaluations of individual performance on a positive or negative basis. The committee assigned each executive officer an individual rating for his or her program year performance ranging from "0" to "3." Participants with the highest rating of "3" receive 110% to 125% of the initial allocation based on corporate performance (the "calculated award"). Participants with a rating of "2" receive 100% of the calculated award. Participants with a rating of "1" receive 75% of the calculated award, and participants with a rating of "0", which represents unacceptable performance, receive no award. The committee delegated the authority to assess the individual performance of the other participants to a committee of senior management which assigned similar ratings to other participants.

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  On February 26, 2007, the committee determined that all of the performance measures for the 2006 program year had been achieved and calculated the adjusted value for the participants using their assigned ratings. The adjusted value was then converted into shares of restricted stock by dividing the adjusted value by $118.96, the average of the closing prices for our common stock over the ten trading day period commencing three trading days after we announced our earnings for 2006. Fractional shares were rounded to the next full share. The committee awarded a total of 246,271 shares to all participants.

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  The shares of restricted stock vest in four equal annual installments commencing January 1, 2008 with a continuous service requirement, except for termination of service resulting from death, disability or, in certain circumstances, retirement. Participants are entitled to vote and receive distributions on unvested shares.

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  The restricted stock awards granted in 2007 under the 2006 stock incentive program will be reported in the Grant of Plan-Based Awards Table in the proxy statement for next year's annual meeting, and a portion of the compensation expense associated with the grant will be included in next year's Summary Compensation Table.

        CEO Compensation.    The committee made the following decisions with respect to the compensation paid in or with respect to 2006:

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  The committee approved paying David Simon a base salary of $800,000 for 2006. This is the same amount he earned in 2005. As shown in the Nonqualified Deferred Compensation Table on page 47, David Simon elected to defer 50% of his 2006 base salary.

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  For 2006, Mr. Simon had been allocated a target bonus opportunity of 75% of his base salary, or $600,000 and a stretch bonus opportunity of 150% of his base salary, or $1,200,000. The bonus was conditioned on achievement of corporate-level criteria and the committee's qualitative evaluation of his individual performance during 2006. Based on the achievement of corporate-level goals and the committee's evaluation of Mr. Simon's individual performance, Mr. Simon was awarded a bonus of $1,200,000 with respect to 2006 performance.

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  In 2005, the committee had allocated the CEO the opportunity to receive an award of 25,000 shares of restricted stock under our 2005 stock incentive program. On February 21, 2006, the committee determined that the performance measures for the 2005 program year had been met and awarded David Simon 25,000 shares of restricted stock.

  •
  On July 20, 2006, the committee allocated to David Simon the opportunity to receive a target award of restricted shares with a value of $1,400,000 under our 2006 stock incentive program. On February 26, 2007, the committee determined that the performance measures for the 2006 performance year were met and, based on the performance rating assigned to him, awarded David Simon 11,769 shares of restricted stock. These shares were granted in 2007 and, therefore, are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table for 2006.

        Other Executive Officer Compensation.    The committee also made the following decisions with respect to the compensation paid in or with respect to 2006 to the executive officers other than David Simon as follows:

  •
  After considering, among other things, the comparative information provided by Cook and the recommendations of David Simon, the committee set the base salaries of the other named executives for 2006 at the same amounts they earned in 2005. These are shown in the Salary column of the Summary Compensation Table on page 41.

  •
  The committee determined that our actual performance in 2006 exceeded our overall budget for the year and approved payment of the bonuses to the other named executive officers shown in the Bonus column of the Summary Compensation Table on page 41. We paid a total of $2,220,000 in bonuses to the other participating executive officers who are not named in this proxy statement for 2006 performance.

  •
  As explained above, the committee determined that all of the performance measures for the 2005 stock incentive program year had been achieved, including the "stretch" level for FFO. Accordingly, the committee awarded the shares of restricted stock to the named executive officers shown in the Grants of Plan-Based Awards Table on page 44. The committee awarded a total of 30,500 shares of restricted stock to the other participating executive officers who are not named in this proxy statement.

  •
  On July 20, 2006, the committee allocated to the named executive officers, other than David Simon, a target opportunity to receive restricted shares with an aggregate value of $4,300,000 under our 2006 stock incentive program. On February 26, 2007, the committee determined that the performance measures for the 2006 performance year were met and, using the process described above, granted the following restricted stock awards to those named executive officers: Mr. Sterrett—7,986 shares; Mr. Sokolov—11,769 shares; Mr. Lewis—7,986 shares; and Mr. Barkley—8,407 shares. These shares were granted in 2007 and, therefore, are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table for 2006.

        Composition of Total Direct Compensation.    As shown in the Supplemental Table on page 44, the base salary and bonus payments paid or earned by our named executive officers for 2006 accounted for approximately 55% of the total direct compensation of our named executive officers. The grant date fair value of the restricted stock awards under the 2006 stock incentive program accounted for approximately 45% of total direct compensation. Because the Summary Compensation Table reflects the dollar amount we recognized for purposes of our 2006 financial statements for restricted stock awards and not the fair market value of the 2006 awards, these percentages cannot be derived using the amounts reflected in the Summary Compensation Table.

2007 Compensation Decisions

        In addition to the 2006 stock incentive program discussed above, the committee has taken the following actions that will affect future executive compensation:

        Base Salaries.    On February 26, 2007, the committee set the base salaries for each of the named executive officers other than David Simon, as follows: Mr. Sterrett—$475,000; Mr. Sokolov—$782,000; Mr. Lewis—$500,000; and Mr. Barkley—$500,000. The new base salaries are effective as of March 1, 2007. As of the date of mailing this proxy statement, the committee had not completed its review of David Simon's base salary.

        Cash Incentives.    The Board of Directors approved our 2007 budget on February 1, 2007. The budget included $2,895,675 available as a target cash bonus pool amount for the eleven executive officers participating in the plan other than David Simon. Achievement of bonus criteria at the stretch level could result in the payment of up to $5,585,000 to those officers. The committee approved criteria for the executive officers participating in the bonus pool based on corporate, business unit and individual objectives and target amounts expressed as a percentage of their base salaries. As of the date of mailing this proxy statement, the committee had not determined the terms of David Simon's participation in the 2007 bonus program.

        Equity Incentives.    As of the date of mailing this proxy statement, the committee had not finalized the terms of the 2007 stock incentive program.

Executive Equity Ownership Guidelines

        We believe that the financial interests of our executives should be aligned with those of our stockholders. In addition to using awards of restricted shares as a long-term incentive, our Board of Directors has established equity ownership guidelines for key executives, including the named executive officers. The current ownership guidelines require the executives to maintain ownership of our stock or other securities having a value expressed as a multiple of their base salary for as long as they remain our employees. These multiples are as follows:

Position	Value as a Multiple of Base Salary
Chief Executive Officer	4.0
President and/or Chief Operating Officer	3.0
Other Executive Officers and Executive Vice Presidents who are heads of significant disciplines	2.0

        In addition, these executives are required to retain ownership of a sufficient number of shares received in the form of restricted share awards representing at least 50% of the after-tax value of his or her award or 25% of the pre-tax value of such awards. These shares are to be retained by the executive until he or she retires, dies, becomes disabled or is no longer our employee. These retention requirements became effective in February 2004 and apply to awards made after that date.

        Ownership of any class of our equity securities or units of Simon Property Group, L.P. counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of our named executive officers, including David Simon, currently meets or exceeds these guidelines.

        We do not have a policy regarding the recovery of performance-based awards in the event of a financial statement restatement beyond the requirements of Section 302 of the Sarbanes-Oxley Act of 2002. That statute requires the chief executive and chief financial officers of a publicly-held company to repay certain amounts if the company restates its financial statements as a result of financial reporting misconduct. The amounts to be repaid consist of (1) any bonus or other incentive-based or equity-based compensation received from the company during a twelve month period following the filing of the financial document in question; and (2) any profits realized from the sale of securities of the company during that period.

Tax Issues

        Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly-held companies for compensation paid to certain executives to the extent their compensation exceeds $1,000,000 in any fiscal year. The limitation applies only to compensation that is not considered "performance-based." Base salaries and bonuses under the bonus pools for 2006 and earlier do not qualify as performance-based compensation. Awards made under the 1998 plan can be made subject to performance-based criteria so those awards qualify as performance-based compensation.

        As long as we qualify as a REIT, we do not pay taxes at the corporate level. To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. In addition, the Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of the REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, we believe the positions taken in the rulings would apply to our operating partnership as well.

        Substantially all of the services by our executive officers are rendered on behalf of our operating partnership. Accordingly, we believe that the compensation we paid to our executive officers for 2006 will not be limited by Section 162(m).

        Section 409A.    On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. As amended, Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions which were effective January 1, 2005. A more detailed discussion of our nonqualified deferred compensation plan is provided on page 47.

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or awarded to each of our named executive officers for the one year period ended December 31, 2006. For a more thorough discussion of our executive compensation program, see the Compensation Discussion and Analysis which begins on page 31 of this proxy statement.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(1) ($) (d)	Stock Awards(2) ($) (e)	All Other Compensation(3) ($) (i)	Total ($) (j)
David Simon Chief Executive Officer	2006	800,000	1,200,000	1,081,063	15,093	3,096,156
Stephen E. Sterrett Executive Vice President and Chief Financial Officer	2006	450,000	650,000	704,166	16,233	1,820,399
Richard S. Sokolov President and Chief Operating Officer	2006	700,000	1,000,000	1,167,700	321,123	3,188,823
Gary L. Lewis Senior Executive Vice President	2006	500,000	393,641	763,913	15,848	1,673,402
James M. Barkley General Counsel and Secretary	2006	475,000	700,000	704,166	17,135	1,896,301

(1)
Represents amounts paid in 2007 under 2006 bonus plan.

(2)
Represents the dollar amount recognized for financial statement purposes for restricted stock awards that were granted under the stock incentive programs for 2005 and earlier. The amounts recognized have been determined in accordance with Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) ("FAS 123R") except that estimated forfeitures were excluded in the determination. For this purpose, the number of shares of restricted stock is multiplied by the closing price of our common stock at the time of grant and then is amortized over the vesting period beginning January 1 of the year of grant. There were no actual forfeitures of awards to the named executives. Awards of restricted stock for the 2006 stock incentive program year were not granted until February 26, 2007 and therefore are not included in FAS 123R compensation cost for 2006. The cost of each award included in the aggregate cost is as follows:

	Award for Program Year	2006 Compensation Expense
David Simon	2002 2003 2004 2005	$207,500 351,813 0 521,750
Mr. Sterrett	2002 2003 2004 2005	$83,000 140,725 219,566 260,875
Mr. Sokolov	2002 2003 2004 2005	$166,000 281,450 302,850 417,400

Mr. Lewis	2002 2003 2004 2005	$83,000 140,725 227,138 313,050
Mr. Barkley	2002 2003 2004 2005	$83,000 140,725 219,566 260,875
(3)
Amounts reported consist of the following:

	Company and Matching Contributions to 401(k) Retirement Plan	Employee and Dependent Life Insurance Premiums	Use of Charter Aircraft	Housing Allowance
David Simon	$12,026	$3,067	$0	$0
Mr. Sterrett	12,100	4,133	0	0
Mr. Sokolov	8,866	4,823	285,000	22,434
Mr. Lewis	12,100	3,748	0	0
Mr. Barkley	12,100	5,035	0	0

SUPPLEMENTAL TABLE

Total Direct Compensation(1) Earned in Prior Two Fiscal Years

Name	Year	Salary ($)	Bonus(2) ($)	Restricted Stock(3) ($)	Total Direct Compensation ($)	Change from Prior Year
David Simon	2006 2005	800,000 800,000	1,200,000 0	1,360,732 2,087,000	3,360,732 2,887,000	+16 —%
Stephen E. Sterrett	2006 2005	450,000 450,000	650,000 475,000	923,341 1,043,500	2,023,341 1,968,500	+3 —%
Richard S. Sokolov	2006 2005	700,000 700,000	1,000,000 700,000	1,360,732 1,669,600	3,060,732 3,069,600	0 —%
Gary L. Lewis	2006 2005	500,000 500,000	393,641 375,000	923,341 1,252,200	1,816,982 2,217,200	-18 —%
James M. Barkley	2006 2005	475,000 475,000	700,000 500,000	972,017 1,043,500	2,147,017 2,018,500	+6 —%

(1)
Total direct compensation consists solely of salary, cash bonus and equity incentive compensation and does not include all elements of compensation shown in the Summary Compensation Table.

(2)
Bonuses with respect to 2006 performance were paid in 2007 and bonuses with respect to 2005 performance were paid in 2006.

(3)
Represents the FAS 123R grant date fair value of the restricted stock awards under the 2006 and 2005 stock incentive programs. The closing prices of our common stock as reported by the New York Stock Exchange, or NYSE, for February 26, 2007 and February 21, 2006 (the dates of grant) were $115.62 and $83.48, respectively. As explained above on page 37, the committee determined the number of shares of restricted stock awarded under the 2006 stock incentive program using the average of the closing prices for our common stock for the ten day trading period commencing three trading days after we announced earnings for 2006, or $118.96 per share.

GRANTS OF PLAN-BASED AWARDS

All Other Stock Awards: Number of Shares of Stock of Units(2) (#) (i)
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)				Grant Date Fair Value of Stock and Option Awards ($/Sh) (l)(3)
Name (a)	Grant Date (b)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
David Simon	02/21/06 07/20/06	— 0	— 1,400,000	— 1,750,000	25,000 —	2,087,000 0
Stephen E. Sterrett	02/21/06 07/20/06	— 0	— 950,000	— 1,187,500	12,500 —	1,043,500 0
Richard S. Sokolov	02/21/06 07/20/06	— 0	— 1,400,000	— 1,750,000	20,000 —	1,669,600 0
Gary L. Lewis	02/21/06 07/20/06	— 0	— 950,000	— 1,187,500	15,000 —	1,252,200 0
James M. Barkley	02/21/06 07/20/06	— 0	— 950,000	— 1,187,500	12,500 —	1,043,500 0

(1)
The values shown for the action on July 20, 2006 represent the award opportunities allocated under the 2006 stock incentive program. Award opportunities were designated as specific dollar values which are converted into shares of restricted stock if the performance measures for the program year were met. Awards under the 2006 stock incentive program were granted in 2007 and the grant date fair value of those awards is reflected in the Supplemental Table on page 43.

(2)
Represents the actual number of shares of restricted stock awards granted on February 21, 2006 under the 2005 stock incentive program.

(3)
Represents the FAS 123R grant date fair value of the restricted stock awards calculated using $83.48, the closing price of our common stock as reported by the NYSE, for February 21, 2006. These restricted stock awards were granted in 2006 under the 2005 stock incentive program.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards(1)				Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($)(3) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(4) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7) (j)
David Simon	75,000 125,000 150,000	0 0 0	23.4063 25.5400 25.5400	03/23/2010 03/26/2011 03/26/2011	43,750	4,431,438	n/a	1,400,000
Stephen E. Sterrett	0	0	0		30,875	3,127,329	n/a	950,000
Richard S. Sokolov	50,000 50,000 50,000	0 0 0	23.4063 25.5400 25.5400	03/23/2010 03/26/2011 03/26/2011	50,000	5,064,500	n/a	1,400,000
Gary L. Lewis	0	0	0		33,750	3,418,538	n/a	950,000
James M. Barkley	5,000	0	25.5400	03/26/2011	30,875	3,127,329	n/a	950,000

(1)
Stock options vested in three equal annual installments beginning on the first through the third anniversaries of the grant date. We have not granted any stock options to employees since 2001, so all outstanding awards are now fully vested.

(2)
Restricted stock awards are granted in the year following the program year if performance-based conditions are met and then vest in four equal annual installments beginning on January 1 of the year following the year in which the grant was made. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death, disability or, in certain circumstances, retirement.

(3)
The 1998 plan provides that the exercise price for stock options is equal to the mean between the high and low sales prices for our common stock as reported by the NYSE for the grant date.

(4)
Consists of the following restricted stock awards that have been earned and not fully vested:

	Program Year	Number of Shares
David Simon	2002 2003 2004 2005	6,250 12,500 0 25,000
Mr. Sterrett	2002 2003 2004 2005	2,500 5,000 10,875 12,500
Mr. Sokolov	2002 2003 2004 2005	5,000 10,000 15,000 20,000
Mr. Lewis	2002 2003 2004 2005	2,500 5,000 11,250 15,000
Mr. Barkley	2002 2003 2004 2005	2,500 5,000 10,875 12,500
(5)
The market value of the restricted stock awards was calculated using $101.29, the closing price of our common stock as reported by the NYSE for December 29, 2006.

(6)
The number of unearned shares of restricted stock under the 2006 stock incentive program as of December 29, 2006 could not be calculated. As explained in the following footnote, the number of shares was determined on February 26, 2007.

(7)
Represents the dollar value allocated under the 2006 stock incentive program at the "target" level. The actual number of shares awarded, computed using the value of $118.96 per share as explained in footnote 3 to the Supplemental Table on page 43, was as follows: David Simon—11,769 shares; Mr. Sterrett—7,986 shares; Mr. Sokolov—11,769 shares; Mr. Lewis—7,986 shares; and Mr. Barkley—8,407 shares. The FAS 123R grant date fair market value of the restricted stock awarded is set forth in the Supplemental Table.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
David Simon	0	0	12,500	957,875
Stephen E. Sterrett	10,000	589,100	8,625	660,934
Richard S. Sokolov	0	0	15,000	1,149,450
Gary L. Lewis	0	0	8,750	670,513
James M. Barkley	5,000	293,128	8,625	660,934

(1)
Value realized is calculated on the basis of the difference between the exercise price and the closing price of our common stock as reported by the NYSE on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)
Portions of restricted stock awards from stock incentive programs for 2004 and earlier vested on January 1, 2006. Value realized is calculated by multiplying $76.63 (the closing price of our common stock as reported by the NYSE on December 30, 2005) by the number of shares that vested on January 1, 2006.

NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
David Simon	400,000	0	3,477,023	0	15,956,119
Stephen E. Sterrett	1,043,500	0	2,230,279	472,637	9,067,717
Richard S. Sokolov	0	0	0	0	0
Gary L. Lewis	0	0	758,788	100,258	4,214,542
James M. Barkley	1,043,500	0	2,829,987	0	12,350,820

(1)
The contributions for David Simon include $400,000 of the amount reported in the Salary column of the Summary Compensation Table on page 41. The contributions for Mr. Sterrett and Mr. Barkley represent a portion of their restricted stock awards made under the 2005 stock incentive program shown in the Grants of Plan-Based Awards Table on page 44.

(2)
Aggregate earnings include dividends paid on, and appreciation of, shares of our common stock held in the plan.

        We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.

        Deferral elections are made by eligible executives in June of each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, annual bonus or restricted stock awards.

        The investment options available to an executive under the deferral program vary depending upon the type of compensation being deferred. Deferred compensation consisting of shares of our common stock may be kept in that form. The table below shows the investment options available and their annual rate of return for the calendar year ended December 31, 2006:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
CMA Money Fund	4.75%	BlackRock Bond Fund	3.89%
Pimco Total Return Fund	3.47%	BlackRock Balanced Capital Fund	14.49%
Oppenhiemer Quest Balanced Fund	10.65%	JP Morgan US Equity Fund	16.82%
Massachusetts Investors Trust Fund	13.19%	BlackRock Basic Value Fund	22.32%
BlackRock Fundamental Growth	3.73%	Lord Abbett Mid Cap Value Fund	12.19%
BlackRock Aurora Fund	12.79%	BlackRock Global Allocation Fund	15.94%
AllianceBernstein International		GAM International Fund	9.20%
Growth Fund	25.04%	(Replaced by AllianceBernstein
(return from 9/8/06-12/29/06)	13.60%	on 9/8/06)	(1/3/06-9/8/06)

ESTIMATED POST-EMPLOYMENT PAYMENTS
UNDER ALTERNATIVE TERMINATION SCENARIOS

        This section discloses the payments we would make to our named executive officers under alternative scenarios in which their employment could terminate. These consist of payments we would make under our current severance policy (which applies to all full-time employees) and Mr. Sokolov's employment agreement and certain continuing benefits under our 1998 Plan. There are no other agreements, arrangements or plans that entitle our executive officers to severance, perquisites or other enhanced benefits upon a termination of employment. We do not disclose payments or other benefits under our 401(k) retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. We also do not disclose distributions from the deferred compensation plan because, as explained on page 47 of this proxy statement, the balances in the deferred compensation plan consist entirely of contributions made by the executives and earnings on those accounts.

Severance Policy

        Under our current severance policy (which we may change without notice), we normally pay a severance benefit to a full-time employee (not covered by a collective bargaining agreement) whose employment is involuntarily terminated due to:

  •
  a reduction in force or organizational change following which the employee is not offered another position at substantially the same compensation;

  •
  the sale of assets, merger, reorganization, termination of management contract following which the employee is not offered another position with us or the successor company or manager at substantially the same compensation; or

  •
  contracting or subcontracting with a third party for services previously performed by our employees, but only if the employee applies for a position with the contractor and is not offered a position.

The severance benefit to our named executive officers is equal to one week of pay for each completed year of service, with a maximum of sixteen weeks. We do not pay severance to an employee whose employment is terminated under other circumstances, including termination for cause (which we can determine in our sole discretion).

        In the event that any of our named executive officers, other than Mr. Sokolov, were involuntarily terminated as of December 31, 2006 under the circumstances covered by our current severance policy, they would have been entitled to the following severance benefit: David Simon, $246,154; Mr. Sterrett, $138,462; Mr. Lewis, $153,846; and Mr. Barkley, $146,154. We discuss Mr. Sokolov's severance benefits below in the summary of his employment agreement.

1998 Stock Plan

        Pursuant to the 1998 Plan and the terms of the awards granted by the committee as part of our annual stock incentive program, if a participant's employment is terminated for any reason (other than death, permanent disability or, as described below, retirement) the unvested portion of any restricted stock award will terminate. The unvested portion of restricted stock awards fully vest upon the death of a participant and will continue to vest upon the permanent disability of a participant. In the event any of our named executive officers were to have died or become permanently disabled as of December 31, 2006, the value (based on the closing price of $101.29 for our common stock as reported by the NYSE on December 29, 2006) of the unvested portion of their restricted stock awards would have been: Mr. Simon, $4,431,438; Mr. Sterrett, $3,127,329; Mr. Sokolov, $5,064,500; Mr. Lewis, $3,418,538; and Mr. Barkley, $3,127,329.

        In addition, the unvested portion of restricted stock awards held by participants who retire after age 55 with twenty years of continuous service (or who have a combined age and continuous years of service of 80 years) will continue to vest after retirement; provided that the participant gives us

180 days notice of such retirement and enters into a separation agreement containing a covenant not to compete with us during the extended vesting period. Under these criteria, only Messrs. Sokolov and Mr. Barkley would have been eligible to continue vesting their restricted stock awards if they had retired effective December 31, 2006.

        If a participant's employment terminates, the vested portion of his option awards will continue to be exercisable for a period of one year in the case of death or disability, three years in the case of retirement at or after age 65, and thirty days if his service is terminated for any other reason other than "cause". In the event service is terminated for cause, all option awards terminate. A participant is deemed to be terminated for "cause" under the 1998 Plan if he is discharged (1) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against us or any of our affiliates, (2) for violation of our policies or the policies of any of our affiliates, (3) for serious and willful acts of misconduct detrimental to our or our affiliates' business or reputation or (4) for "cause" or any like term as defined in any written contract with the grantee. All option awards held by our named executive officers were fully vested at December 31, 2006, so death, disability or retirement would not have affected any of those awards.

Employment Agreement with Mr. Sokolov

        We entered into an employment agreement with Mr. Sokolov on January 1, 2007, which superseded his August 9, 1997 agreement. The current employment agreement has an initial term of three years and will be automatically renewed for two successive one-year periods unless either party provides 90 day advance notice. The agreement provides for an annual base salary of $782,000, subject to annual review and adjustment by the committee. The agreement also provides that he is eligible to receive a cash bonus target of not less than 75% and not more than 150% of his base salary as determined by the committee.

        Mr. Sokolov's employment agreement provides severance benefits that are different from our current severance policy. These benefits are only payable if his employment terminates in the circumstances described in this section. If Mr. Sokolov's employment was terminated by us without "cause," or by him for "good reason," we would have to pay him an amount equal to one year's current base salary and his target bonus in twelve monthly installments. In those instances and also in the event of disability, any unvested restricted stock awards that the committee had granted would continue to vest provided that Mr. Sokolov executes a release in favor of the company and complies with the restrictive covenants described in the following paragraph.

        The agreement includes covenants which restrict Mr. Sokolov while he is employed and during any period of time in which restricted stock awards continue to vest from: (1) soliciting any of our employees or inducing them to terminate their employment with us; (2) employing or offering employment to any persons employed by us in a non-administrative capacity during the previous twelve months; or (3) diverting any persons from doing business with us or inducing any persons from doing business with us or inducing anyone to cease being one of our customers or suppliers.

        For purposes of Mr. Sokolov's agreement, "cause" is defined as a substantial and continued failure to perform his duties (following notice and an opportunity to cure) or conviction of a felony. "Good reason" is defined as a material diminution of or material adverse change in his duties, offices or responsibilities (including removal from or failure to secure his election to, the Board of Directors); a material breach of our obligations; a failure to have the agreement assumed by any successor to our business; or a required relocation of his principal base location from Youngstown, Ohio or Indianapolis, Indiana.

        In the event Mr. Sokolov was terminated by us without "cause" or by him for "good reason" on December 31, 2006, he would have been entitled to receive a severance benefit of $1,225,000 under his employment agreement.

DIRECTOR COMPENSATION

Name (a)(1)	Fees earned or paid in cash ($) (b)	Stock Awards(2) ($) (c)		Total ($) (h)
Birch Bayh	61,792	109,301		171,093
Melvyn E. Bergstein	65,792	106,448		172,240
Linda Walker Bynoe	61,000	92,895		153,895
Karen N. Horn Ph.D.	65,792	93,500		159,292
Reuben S. Leibowitz	69,000	72,300		141,300
Fredrick W. Petri	68,000	54,823		122,823
J. Albert Smith, Jr.	84,889	126,884		211,773
Pieter S. van den Berg	62,000	92,895	(3)	154,895
M. Denise DeBartolo York	56,000	54,823		110,823

(1)
David Simon, Richard S. Sokolov, Herbert Simon and Melvin Simon, who are also directors, are not included in this table because they are employees and do not receive additional compensation for their service as directors. The compensation received by David Simon and Mr. Sokolov is shown in the Summary Compensation Table on page 41 We paid Herbert Simon and Melvin Simon total compensation for 2006 as follows: Herbert Simon—$199,122 and Melvin Simon—$197,352.

(2)
Represents the dollar amount recognized for financial statement purposes for restricted stock awards to the directors. The amounts recognized were determined in accordance with FAS 123R. For a discussion of the assumptions made in the determination of cost under FAS 123R, see footnote 2 to the Summary Compensation Table beginning on page 41. The cost of each award included in the aggregate cost is as follows:

Name	2003 Award	2004 Award	2005 Award	2006 Award
Mr. Bayh	$12,363	$14,901	$22,230	$59,807
Mr. Bergstein	9,510	14,901	22,230	59,807
Ms. Walker Bynoe	9,510	11,463	17,100	54,822
Dr. Horn	0	11,463	22,230	59,807
Mr. Leibowitz	0	0	17,478	54,822
Mr. Petri	0	0	0	54,823
Mr. Smith	14,265	17,194	25,650	69,775
Mr. van den Berg	9,510	11,462	17,100	54,823
Ms. DeBartolo York	0	0	0	54,823

The following table sets forth the aggregate number of shares of restricted stock held by each non-employee director as of December 31, 2006. The amounts do not include shares acquired from the reinvestment of dividends which is required under our deferred compensation plan.

Name	Number of Shares of Restricted Stock
Mr. Bayh	5,004
Mr. Bergstein	4,704
Ms. Walker Bynoe	4,012
Dr. Horn	3,404
Mr. Leibowitz	2,012
Mr. Petri	1,012
Mr. Smith	5,788
Mr. van den Berg	1,012
Ms. DeBartolo York	1,012

No stock options were granted to non-employee directors during 2006. Mr. Bayh is the only non-employee director who held any unexercised stock options as of December 31, 2006. On that date, he owned unexercised options to acquire an aggregate

  16,500 shares at exercise prices ranging from $25.50 to $33.675 per share. The options expire at various dates from May 14, 2007 to May 8, 2012.

The aggregate FAS 123R grant date fair value of the restricted stock awards granted in 2006 was as follows:

Name	Grant Date Fair Value
Mr. Bayh	$89,711
Mr. Bergstein	89,711
Ms. Walker Bynoe	82,235
Dr. Horn	89,711
Mr. Leibowitz	82,235
Mr. Petri	82,235
Mr. Smith	104,663
Mr. van den Berg	82,235
Ms. DeBartolo York	82,235
(3)
Includes compensation paid prior to 2006 to Mr. van den Berg's former employer to whom he had assigned the right to receive his director compensation.

Compensation of Non-Employee Directors

        The Board of Directors believes that competitive compensation arrangements are necessary to attract and retain qualified non-employee directors. The key components of our director compensation program are an annual cash retainer, cash fees for committee meeting attendance, annual restricted stock grants and additional compensation to committee chairs and the Lead Director.

        During 2006, we paid each non-employee director an annual retainer of $55,000. We also paid each non-employee director a fee of $1,000 for attending each committee meeting. There are no fees for attending meetings of the Board of Directors.

        Non-employee directors who serve as chairpersons of standing committees (excluding the Executive Committee) receive an additional annual cash fee of $10,000 (in the case of the Audit Committee) or $7,500 (in the case of all other standing committees). The Lead Director also receives an additional annual cash fee of $12,500.

        We make awards of restricted stock to our non-employee directors under the 1998 Plan. Each non-employee director receives on the first day of the first calendar month following his or her initial election as a director, an award of restricted stock with a value of $82,500 (pro-rated for partial years of service). Thereafter, as of the date of each annual meeting of stockholders, non-employee directors who are re-elected receive an award of restricted stock having a value of $82,500. In addition, we make additional awards of restricted stock on the same date to the chairpersons of the standing committees (excluding the Executive Committee) having a value of $10,000 (in the case of the Audit Committee) or $7,500 (in the case of all other standing committees). The Lead Director also receives an annual restricted stock award having a value of $12,500. The number of shares included in any award of restricted stock is determined by dividing the cash value of such award by the 20 trading day average closing price of our common stock ending on the trading day immediately preceding the date of any such award. The restricted stock vests in full after one year.

        Once vested, all restricted stock awards granted to our non-employee directors must be held in the director account of our deferred compensation plan until the director retires, dies or becomes disabled or otherwise no longer serves as a director. The directors may vote and are entitled to receive dividends on the restricted stock awards in the account. Dividends on the restricted stock awards are reinvested in shares of our common stock. There are no assets other than shares of common stock in the director account.

Director Ownership Guidelines

        Each of our directors is required to own not less than 3,000 shares of our common stock or units of Simon Property Group, L.P. within two years after he or she is initially elected to the Board, and not less than 5,000 shares of our common stock within three years from such date. In addition, starting with the 2006 grants, our directors are required to hold vested restricted stock awards in the director account of our deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director. Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted at which time he or she will have the following two and three year periods to comply with the ownership guidelines. Stock options and unvested shares of restricted stock do not count toward these goals. As of December 31, 2006, each of our directors were either in compliance with the ownership guideline or we believe were otherwise on track to own the necessary number of shares within the applicable deadline.

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2006.

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		B Weighted-average exercise price of outstanding options, warrants and rights ($)	C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders(1)	1,214,764	(2)	$32.02	4,203,207	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	1,214,764		$32.02	4,203,207

(1)
Consists of the 1998 Stock Incentive Plan.

(2)
Includes 250,956 shares covered by awards assumed in connection with our merger with Corporate Property Investors, Inc. in 1998. The weighted-average exercise price of such awards as of December 31, 2006 was $26.08. Also includes 111,724 shares covered by awards assumed in connection with our acquisition of Chelsea Property Group in 2004. The weighted-average exercise price of such awards as of December 31, 2006 was $48.46.

(3)
The 1998 plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The maximum number of shares available for awards under the 1998 plan is 11,300,000. Does not reflect the issuance of 246,271 shares of restricted stock in February 2007 in connection with the 2006 stock incentive program.

TRANSACTIONS WITH RELATED PERSONS

Transactions with the Simons

        In 1993, we entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon, collectively, the Simons, all of whom are our executive officers. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through the Company or as passive investors until the date that they are no longer our directors or officers, and David Simon is prohibited from engaging in the shopping center business in North America other than through the Company and, with certain exceptions, for two years thereafter if he resigns or is terminated for cause. These restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from owning an interest in the properties in which the Simons previously owned an interest that were not contributed to our predecessor in 1993 which are referred to in this proxy statement as the excluded properties. It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

        The Simons continue to own, in whole or in part, the excluded properties. M.S. Management Associates, Inc. (the "Management Company") has entered into management agreements with the partnerships that hold the excluded properties, some of which agreements were not negotiated on an arms-length basis. Management believes, however, that the terms of such management agreements are fair to the company.

        Companies owned by MSA and David Simon, respectively, are reimbursed by the company for business use of aircraft owned and operated by such entities. In addition, the company provides MSA with office space and other support services in exchange for MSA's payment to the company for the cost of those services. In 2006, MSA paid the company $1,250,000 as MSA's share of the cost of services provided by the company before a credit of $500,000 for the cost of the company's use of aircraft owned by MSA's subsidiaries during the same period. David Simon's company was reimbursed $365,567 for company business use of that aircraft in 2006. The company's reimbursement for aircraft use is based upon a below market hourly cost of operating each of the aircraft in question and the verified number of hours of company use, plus reimbursement for certain out-of-pocket expenses. These payments and reimbursements were reviewed and approved by the Audit Committee.

        In connection with certain litigation related to the Mall of America, an entity controlled by the Simon family assigned to the company in January 2006 its right to receive cash flow, capital distributions, and related profits and losses with respect to a portion of its ownership interest in the Mall of America through Mall of America Associates, or MOAA. As a result of acquiring this beneficial interest, we began recognizing our share of MOAA's income and recognized $15,605,012 in 2006 with respect to the income generated by our beneficial interest. In November 2006, the Simon family entity sold its partnership interest in MOAA and settled all pending litigation, terminating our beneficial interest. As a result of this sale, we ceased recording income from MOAA's operations, and recorded a gain of $86,489,435, as a result of the receipt of $102,188,502 of capital transaction proceeds assigned to us.

        Our Charter requires that at least a majority of our directors be neither employees of the company nor members or affiliates of members of the Simon family (including Melvin Simon, Herbert Simon, David Simon, members of the immediate family of any of the foregoing, other lineal descendants of any of the foregoing, estates of any of the foregoing, trusts established for the benefit of any of the foregoing or entities controlled by any of the foregoing) or the DeBartolo family (including the Estate of Edward J. DeBartolo, Sr., Edward J. DeBartolo, Jr., Marie Denise DeBartolo York, members of the immediate family of any of the foregoing, estates of any of the foregoing, trusts established for the benefit of any of the foregoing or entities controlled by any of the foregoing). Our Charter further requires that transactions involving the company, individually or in its capacity as general partner of Simon Property Group L.P., in which any member or affiliate of any member of the

Simon family or the DeBartolo family has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such "independent directors".

Other Transactions

        Some of the limited partners of the Simon Property Group L.P. guarantee a portion of the mortgage debt obligations on certain properties through foreclosure guarantees. In each case, the loans (which are without recourse against us and our affiliates) were made by unrelated third party institutional lenders and the guarantees are for the benefit of each lender. In the event of foreclosure of the mortgaged property, the proceeds from the sale of the property are first applied against the amount of the guarantee and also reduce the amount payable under the guarantee. To the extent the sale proceeds from the disposal of the property do not cover the amount of the guarantee, then the limited partner is liable to pay the difference between the sale proceeds and the amount of the guarantee so that the entire amount guaranteed to the lender is satisfied. In addition, some of the limited partners have executed capital contribution obligation agreements which guarantee a portion of our third-party unsecured non-recourse debt obligations. These loans are secured only by our assets and only to the extent such assets are not subject to mortgage debt. In the event of call on the loans, the proceeds from the sale of our assets would be applied first against the amount of the contribution obligation and reduce the amount payable under the contribution obligation. To the extent the sale proceeds from the disposal of our assets do not cover the amount of the contribution obligation, then the limited partner would be obligated to make a capital contribution in an amount equal to the difference between the sale proceeds and the amount of the capital contribution obligation. As of December 31, 2006, the following directors, executive officers and beneficial owners of more than 5% of any class of our voting securities guaranteed the indicated amounts: Edward J. DeBartolo, Jr., NID Corporation, directly or indirectly, members of the DeBartolo family, trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests—$167,739,163; M. Denise DeBartolo York—$27,000,000; and MSA, wholly owned subsidiaries of MSA, Melvin Simon, Herbert Simon, David Simon and members of the Simon family—$130,010,000.

ANNUAL REPORT

        Our Annual Report for the year ended December 31, 2006, including financial statements audited by E&Y, independent registered public accounting firm, and their report thereon, is being mailed with this proxy statement. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, will be sent to any stockholder, without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Vice President of Investor Relations, Simon Property Group, Inc., P.O. Box 7033, Indianapolis, Indiana 46207. Our Form 10-K is also available and may be accessed free of charge through the About Simon/Investor Relations/Other Financial Reports section of our internet website, www.simon.com.

STOCKHOLDER PROPOSALS AT
2008 ANNUAL MEETING

        The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2008 annual meeting of stockholders, or for presentation at such meeting, is December 6, 2007. In the event that the 2008 annual meeting of stockholders is called for a date that is not within 30 days before or after May 10, 2008, in order to be timely, we must receive notice by the stockholder not later than the close of business on the later of 120 calendar days in advance of the 2008 annual meeting of stockholders or ten calendar days following the date on which public announcement of the date of the meeting is first made. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, as well as the advance notification requirements set forth in our By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204.

INCORPORATION BY REFERENCE

        To the extent this proxy statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" and "REPORT OF THE AUDIT COMMITTEE" should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

Appendix A

SIMON PROPERTY GROUP, INC.

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

        At least a majority of the Board of Directors shall be independent at all times, although it is the Board's goal that at least two-thirds of the Directors will be independent under the rules established by the New York Stock Exchange ("NYSE"). The NYSE rules define Director independence as requiring a board determination that a Director does not have any direct or indirect material relationship with the Company. In accordance with the NYSE rules, the Board has established the following guidelines to assist it in determining Director independence:

  i.
  A Director will not be independent unless the Board affirmatively determines that the Director has no material relationship with the Company.

  ii.
  A Director will not be independent if, within the preceding three years: (A) the Director was employed by the Company; (B) an immediate family member of the Director was employed by the Company as an officer; (C) the Director was (but is no longer) a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time or is a current partner or employee of such firm; (D) an immediate family member of the Director was (but is no longer) a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time or is a current employee of such firm and participates in the firm's audit, assurance or tax compliance practice or is a current partner of the firm; (E) a Company Executive Officer was on the board of directors of a company which employed the Director, or which employed an immediate family member of the Director as an officer, (F) the Director or a member of his or her immediate family received $100,000 or more during any twelve-month period in direct compensation from the Company (other than Director and Committee fees and deferred compensation for prior service which is not contingent on continued service), or (G) a company made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or two percent (2%) of such other company's consolidated gross revenues, and such company currently employs the Director or currently employs an immediate family member of the Director as an executive officer.

  iii.
  The following commercial or charitable relationships will not be considered to be material relationships that would impair a Director's independence: (A) if a Company Director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one percent (1%) of the total consolidated assets of the company he or she serves as an executive officer; or (B) if a Company Director serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than five percent (5%) of that organization's total annual charitable receipts.

  iv.
  The Board will annually review all commercial and charitable relationships between the Company and the Directors.

  v.
  For relationships not covered by the guidelines in subsections (ii) and (iii) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in subsections (ii) and (iii) above.

A-1

  vi.
  The Company shall explain in its next proxy statement the basis for any Board determination of independence for a Director who does not meet the categorical standards set forth in subsections (ii) and (iii) above.

  vii.
  Directors who serve on the Company's Audit Committee shall meet the heightened requirements for independence required by the NYSE and applicable securities laws.

  viii.
  The Company will not make loans or extend credit to Directors or Company officers.

A-2

Printed on recycled paper

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
SIMON PROPERTY GROUP, INC.
For use at the Annual Meeting of Stockholders to be
Held on May 10, 2007

        The undersigned holder of shares of common stock of Simon Property Group, Inc. hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to vote all shares of common stock which the undersigned is entitled to vote at the annual meeting of stockholders to be held at The Westin Indianapolis, Indianapolis, Indiana on May 10, 2007 at 10:00 a.m. (Indianapolis time) and at every adjournment or postponement thereof and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if present at the meeting, hereby revoking all prior proxies on the matters set forth, as indicated on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees in proposal 1, FOR the ratification of the appointment in proposal 2 and AGAINST proposals 3, 4 and 5.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\    FOLD AND DETACH HERE    /*\

You can now access your Simon Property Group, Inc. account online.

Access your Simon Property Group, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Simon Property Group, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT****
www.melloninvestor.com/isd/
 Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER:                                                 1-800-370-1163

Admission Ticket	Simon Property Group, Inc.	Admission Ticket
Annual Meeting of Stockholders

Location — The Westin Indianapolis, 50 South Capitol Avenue, Indianapolis, IN 46204
 Date — Thursday, May 10, 2007
 Time — Registration and Seating Available at 9:00 a.m. Eastern Daylight Time
Meeting Begins at 10:00 a.m. Eastern Daylight Time

Upon arrival, please present this admission ticket and photo identification at the registration desk.

The Board of Directors recommends a vote "FOR" proposals 1 and 2 and "AGAINST" proposals 3, 4 and 5.								Please
								Mark Here	☐
for Address Change or Comments
SEE REVERSE SIDE
	FOR	WITHHOLD FOR ALL		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1. Election of	☐	☐	2. Ratification of	☐	☐	☐	5. To consider and vote	☐	☐	☐
Directors			the appointment of				on a stockholder
			Ernst &				proposal regarding
Nominees: (01) Birch Bayh (02) Melvyn E. Bergstein (03) Linda Walker Bynoe (04) Karen N. Horn			Young LLP as independent registered public accounting firm for 2007.				stockholder approval of future severance agreements.
(05) Reuben S. Leibowitz				FOR	AGAINST	ABSTAIN
(06) J. Albert Smith, Jr. (07) Pieter S. van den Berg			3. To consider and vote on a stockholder proposal to link pay to performance.	☐	☐	☐	6. In their discretion, the proxies are authorized to vote upon such other matters (none known at the time of this proxy) as may properly come before the annual meeting or any adjournment or postponement thereof.
			4. To consider and vote on a stockholder proposal regarding an advisory stockholder vote on executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
VOTE FOR, except withhold from the following numbered nominee(s):

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\    FOLD AND DETACH HERE    /*\

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/spg		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

  Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials,
  investment plan statements, tax documents and more. Simply log on to   Investor ServiceDirect®
  at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement by
accessing the Financial Information section of the Company's website at www.simon.com (Investor Relations tab)

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
SIMON PROPERTY GROUP, INC.
For use at the Annual Meeting of Stockholders to be
Held on May 10, 2007

        The undersigned holder of shares of preferred stock of Simon Property Group, Inc. hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to vote all shares of preferred stock which the undersigned is entitled to vote at the annual meeting of stockholders to be held at The Westin Indianapolis, Indianapolis, Indiana on May 10, 2007 at 10:00 a.m. (Indianapolis time) and at every adjournment or postponement thereof and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if present at the meeting, hereby revoking all prior proxies on the matters set forth, as indicated on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees in proposal 1.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\    FOLD AND DETACH HERE    /*\

You can now access your Simon Property Group, Inc. account online.

Access your Simon Property Group, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Simon Property Group, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT****
www.melloninvestor.com/isd/
 Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER:                                                 1-800-370-1163

Admission Ticket	Simon Property Group, Inc.	Admission Ticket
Annual Meeting of Stockholders

Location — The Westin Indianapolis, 50 South Capitol Avenue, Indianapolis, IN 46204
 Date — Thursday, May 10, 2007
 Time — Registration and Seating Available at 9:00 a.m. Eastern Daylight Time
Meeting Begins at 10:00 a.m. Eastern Daylight Time

Upon arrival, please present this admission ticket and photo identification at the registration desk.

The Board of Directors recommends a vote "FOR" proposal 1.			Please
Mark Here ☐
for Address Change or Comments
SEE REVERSE SIDE
	FOR	WITHHOLD FOR ALL
1. Election of Directors	☐	☐
Nominees: (01) Birch Bayh (02) Melvyn E. Bergstein (03) Linda Walker Bynoe (04) Karen N. Horn (05) Reuben S. Leibowitz (06) J. Albert Smith, Jr. (07) Pieter S. van den Berg
VOTE FOR, except withhold from the following numbered nominee(s):

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\    FOLD AND DETACH HERE    /*\

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.proxyvoting.com/spg-pg		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

  Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials,
  investment plan statements, tax documents and more. Simply log on to   Investor ServiceDirect®
  at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement by
accessing the Financial Information section of the Company's website at www.simon.com (Investor Relations tab)

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
PRINCIPAL STOCKHOLDERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE MATTERS
MEETINGS AND COMMITTEES OF THE BOARD
Committee Membership
ITEM 1—ELECTION OF DIRECTORS
ITEM 3—STOCKHOLDER PROPOSAL TO LINK PAY TO PERFORMANCE
ITEM 4—STOCKHOLDER PROPOSAL REGARDING ADVISORY STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION
ITEM 5—STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER APPROVAL OF FUTURE SEVERANCE AGREEMENTS
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
Total Direct Compensation(1) Earned in Prior Two Fiscal Years
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
ESTIMATED POST-EMPLOYMENT PAYMENTS UNDER ALTERNATIVE TERMINATION SCENARIOS
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
TRANSACTIONS WITH RELATED PERSONS
ANNUAL REPORT
STOCKHOLDER PROPOSALS AT 2008 ANNUAL MEETING
INCORPORATION BY REFERENCE
SIMON PROPERTY GROUP, INC. CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE